                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                           ORION CAPITAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

                                      LOGO

                                                                   April 7, 1997

Dear Stockholder:

     On behalf of the Board of Directors and management, I cordially invite you to the Annual Meeting of Stockholders to be held on Thursday, May 29, 1997, at the Company's operational headquarters, Orion Capital Companies, 9 Farm Springs Road, Farmington, Connecticut, commencing at 9:30 A.M. Your Board of Directors and management look forward to greeting in person those stockholders able to attend. The formal notice of this meeting and the Proxy Statement and a map and directions to the Annual Meeting accompany this letter.

     In addition to the matters covered by the attached notice, the meeting will give us an opportunity to review with you the business and affairs of your Company during 1996 and to provide a current report on the progress being made by the Company in 1997 and the Company's prospects for the future. A discussion period will follow the report, during which stockholders are invited to raise matters of interest about the Company.

     Holding this year's stockholders meeting at the working home of some 400 plus of our employees will permit more of our employees, more than 80% of whom are stockholders, to attend the meeting. It will also give our outside stockholders and other guests the opportunity to visit our Farmington facility and to meet some of our valued employees.

     Your vote is important, regardless of the number of shares you may own. TO BE SURE YOUR SHARES ARE VOTED AT THE MEETING, IF YOU ARE UNABLE TO ATTEND IN PERSON, PLEASE TAKE A MOMENT NOW TO SIGN, DATE AND MAIL YOUR PROXY IN THE ENCLOSED POSTAGE PAID ENVELOPE. This will not prevent you from voting your shares in person if you attend the meeting. Your cooperation in mailing your proxy promptly will be greatly appreciated.

     Thank you for your continued support. We look forward to seeing you on Thursday, May 29th.

                                          Very truly yours,

                           ORION CAPITAL CORPORATION
                                600 FIFTH AVENUE
                         NEW YORK, NEW YORK 10020-2302
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

            MAY 29, 1997 AT 9:30 A.M., EASTERN DAYLIGHT SAVING TIME

                            ORION CAPITAL COMPANIES
                              9 FARM SPRINGS ROAD
                            FARMINGTON, CONNECTICUT

     Notice is hereby given that the Annual Meeting of Stockholders of Orion Capital Corporation (the "Company") will be held at Orion Capital Companies, 9 Farm Springs Road, Farmington, Connecticut, on Thursday, May 29, 1997 at 9:30 A.M., Eastern Daylight Saving Time, for the following purposes:

          1. To elect a Board of Directors to serve until the 1998 Annual Meeting of Stockholders and until their successors are elected and qualify.

          2. To act upon a proposal to amend Article IV of the Company's Restated Certificate of Incorporation to increase the number of shares of Common Stock, par value $1.00 per share, (the "Common Stock"), which the Company is authorized to issue from 30,000,000 to 50,000,000 shares.

          3. To consider and act upon a proposal to approve the Orion Capital Corporation Equity Incentive Plan.

          4. To consider and act upon a proposal to approve amendments to the Company's 1994 Stock Option Plan for Non-Employee Directors to increase the number of authorized shares thereunder and to increase the number of options to be awarded on an annual basis.

          5. To act upon a proposal to ratify the selection of Deloitte & Touche LLP, independent certified public accountants, as auditors for the Company for the year 1997.

          6. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Holders of the Company's Common Stock are entitled to vote for the election of directors and on each of the other matters set forth above.

     The stock transfer books of the Company will not be closed. The Board of Directors has fixed the close of business on April 4, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. A complete list of all stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at the Company's offices, Orion Capital Companies, Inc., Legal Department, 9 Farm Springs Road, Farmington, Connecticut 06032, during the ten-day period preceding the meeting.

     You are cordially invited to be present. Please note that the Annual Meeting is being held this year at the Company's Farmington, Connecticut headquarters rather than in New York City. A map and directions to the Annual Meeting can be found on the last page of this Proxy Statement. Stockholders who do not expect to attend in person are requested to sign and return the enclosed form of proxy in the envelope provided. At any time prior to their being voted, proxies are revocable by written notice to the Secretary of the Company or by attendance at the meeting and voting in person. The immediate return of your proxy will be of great assistance in preparing for the meeting and is therefore urgently requested.
                      By order of the Board of Directors,
April 7, 1997
                                          MICHAEL P. MALONEY
                                            Senior Vice President, General
                                          Counsel
                                              and Secretary

                           ORION CAPITAL CORPORATION
                                600 FIFTH AVENUE
                         NEW YORK, NEW YORK 10020-2302

                                PROXY STATEMENT

           ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 1997

     This statement is furnished in connection with the solicitation of proxies by your Board of Directors (the "Board") from holders of the outstanding shares of Common Stock, $1.00 par value (the "Common Stock"), of Orion Capital Corporation (the "Company") entitled to vote at the Annual Meeting of Stockholders of the Company (and at any and all adjournments thereof) for the purposes referred to below and set forth in the accompanying Notice of Annual Meeting of Stockholders. This Proxy Statement and enclosed proxy are first being mailed to stockholders on or about April 7, 1997. A copy of the Company's Annual Report for 1996 is being mailed to all stockholders with this Proxy Statement.

     The Company's Board has fixed the close of business on April 4, 1997 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment thereof. On that date, there
were outstanding and entitled to vote           shares of Common Stock (which
number excludes         shares owned by the Company and its subsidiaries).
Holders of Common Stock are entitled to one vote for each share held of record on the record date with respect to matters on which such holder is entitled to vote.

     The presence, in person or by proxy, of a majority in number of the outstanding shares of Common Stock as of the record date constitutes a quorum and is required in order for the Company to conduct business at the Annual Meeting. Such majority being present, the election of each nominee for Director requires a plurality of the votes cast. The approval of the proposed amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock requires the affirmative vote of the majority of the outstanding shares of the Company's Common Stock. The affirmative vote of the holders of the majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting, is required (i) to approve the adoption of the Equity Incentive Plan, (ii) to approve the amendments to the 1994 Stock Option Plan for Non-Employee Directors and (iii) to ratify the appointment of the Company's independent accountants. Abstentions and broker non-votes are counted towards a quorum. Abstentions are counted in the tabulations of the votes cast, but broker non-votes are not counted in such tabulations for purposes of determining whether a proposal has been approved. Thus, abstentions on any of the Company's proposals will have the effect of a vote against such proposal, but any broker non-votes will have no effect on the outcome of such matter.

1. ELECTION OF DIRECTORS

     Pursuant to the Company's By-Laws, the Board has fixed the number of Directors at fourteen. Directors are to be elected by the holders of the Company's Common Stock to serve until the 1998 Annual Meeting of Stockholders and until their successors are elected and qualify. Except for Ms. Victoria R. Fash and Mr. Gordon F. Cheesbrough, each nominee was reelected by the stockholders at the last Annual Meeting of Stockholders. During September 1996, Mr. Larry D. Hollen, formerly President and Chief Operating Officer of the Company and a member of the Company's Board of Directors resigned, leaving a vacancy on the Board. Subsequently, the number of directors of the Board was increased by one from 13 to 14, and Ms. Fash and Mr. Cheesbrough were appointed Directors of the Company on September 11, 1996 to fill the two open positions on the Board. Unless instructions to the contrary are received, proxies obtained in response to this solicitation will be voted in favor of the nominees listed below to be Directors of the Company. If any nominee should become unavailable for election, the shares represented by the enclosed proxy will be voted for such substitute nominee as may be proposed by the Board. If you do not wish your shares to be voted for particular nominees, please so indicate on the proxy card.

     The following information with respect to principal occupation and business experience has been furnished to the Company by the respective nominees:

                                                         PRINCIPAL OCCUPATION, FIVE-YEAR
   NAME, AGE AND POSITION                                 BUSINESS EXPERIENCE AND OTHER
      WITH THE COMPANY          DIRECTOR SINCE               CORPORATE DIRECTORSHIPS
----------------------------  ------------------   --------------------------------------------
W. Marston Becker, 44.......  March 8, 1996        Chairman of the Board and Chief Executive
  Chairman of the Board and                        Officer since January 1, 1997; Vice Chairman
  Chief Executive Officer,                         of the Board, Orion Capital Corporation,
  Orion Capital Corporation                        from March 8, 1996 to December 1996; Senior
                                                   Vice President, Orion Capital Corporation
                                                   from July 1994 to March 1996; President and
                                                   Chief Executive Officer of the DPIC
                                                   Companies since July 1994; President and
                                                   Chief Executive Officer of McDonough
                                                   Caperton Insurance Group, an insurance
                                                   brokerage firm, from March 1987 to July
                                                   1994.
Gordon F. Cheesbrough, 44...  September 11, 1996   Chairman and Chief Executive Officer and
  Director                                         member of Executive Committee of Scotia
                                                   McLeod, Inc. (an international integrated
                                                   investment dealer) 1993-present, President
                                                   and Chief Operating Officer, 1990 to 1993.
                                                   Director: Scotia McLeod, Inc.
Bertram J. Cohn, 71.........  April 18, 1977       Managing Director, First Manhattan Company
  Director                                         (investment bankers) 1982-present.
John C. Colman, 70..........  March 31, 1976       Private investor and consultant. Director:
  Director                                         Premier Farnell PLC.
Victoria R. Fash, 45........  September 11, 1996   Executive Vice President and Chief Financial
  Director                                         Officer, Cognizant Corporation (an
                                                   information services company), November
                                                   1996-present; Senior Vice President-Business
                                                   Strategy, The Dun & Bradstreet Corporation
                                                   (a marketer of business information), April
                                                   1995-November 1996, Vice President-business
                                                   operations planning, May 1994 to April 1995,
                                                   Assistant to the President, September 1991
                                                   to May 1994.
Alan R. Gruber, 69..........  March 31, 1976       Chairman of the Executive and Investment
  Senior Executive Consult-                        Committees and Senior Executive Consultant
  ant, Orion Capital Corpo-                        to the Company since January 1, 1997;
  ration                                           Chairman of the Board and Chief Executive
                                                   Officer of the Company, March 1976 to
                                                   December 1996; Director: Guaranty National
                                                   Corporation, Trenwick Group Inc. and trustee
                                                   of six trusts which manage the Neuberger &
                                                   Berman family of equity mutual funds.
Robert H. Jeffrey, 67.......  March 31, 1976       Chairman of the Board, Jeflion Investment
  Director                                         Company, 1994-present, President from 1974
                                                   to 1994; Chairman of the Board, The Jeffrey
                                                   Company (a privately held investment company
                                                   which is the parent of Jeflion Investment
                                                   Company), 1994- present, President from 1973
                                                   to 1994.
Warren R. Lyons, 51.........  September 9, 1992    Chairman, Avco Financial Services (a
  Director                                         financial services company and a subsidiary
                                                   of Textron Inc.), August 1995-present,
                                                   President from 1989 to July 1995.
James K. McWilliams, 69.....  January 7, 1981      Proprietor of McWilliams & Company (invest-
  Director                                         ment counselor), 1967-present; General
                                                   Partner, Mt. Eden Vineyards, 1986-present.

                                                         PRINCIPAL OCCUPATION, FIVE-YEAR
   NAME, AGE AND POSITION                                 BUSINESS EXPERIENCE AND OTHER
      WITH THE COMPANY          DIRECTOR SINCE               CORPORATE DIRECTORSHIPS
----------------------------  ------------------   --------------------------------------------
Ronald W. Moore, 52.........  April 1, 1991        Adjunct Professor of Business
  Director                                         Administration, Graduate School of Business
                                                   Administration, Harvard University,
                                                   1990-present. Director: CMAC Investment
                                                   Corporation.
Robert B. Sanborn, 68.......  June 3, 1987         Senior Executive Consultant to the Company
  Senior Executive Consult-                        since March 1, 1995; Vice Chairman of the
  ant, Orion Capital Corpo-                        Board of the Company from March 1, 1994 to
  ration                                           February 28, 1995; President and Chief
                                                   Operating Officer of the Company from 1987
                                                   to 1994; Chairman of the American Insurance
                                                   Association (a property and casualty
                                                   insurance company trade group) from January
                                                   1993 to January 1994. Director: Guaranty
                                                   National Corporation, Intercargo Corporation
                                                   and Nobel Insurance Limited.
William J. Shepherd, 70.....  September 22, 1976   Private investor; Chairman, Chemical New
  Director                                         Jersey Holdings (a bank holding company),
                                                   1990-1991, Chairman, Chemical Bank New
                                                   Jersey (a commercial bank), 1989-1991.
                                                   Director: Guaranty National Corporation.
John R. Thorne, 71..........  April 18, 1977       Morgenthaler Professor of Entrepreneurship,
  Director                                         Graduate School of Industrial Administration
                                                   of Carnegie Mellon University, 1986-present;
                                                   Chairman, The Enterprise Corporation of
                                                   Pittsburgh (a private, non-profit
                                                   corporation encouraging and supporting
                                                   entrepreneurial businesses), 1983-present; a
                                                   general partner of Pittsburgh Venture
                                                   Partners, the general partner of the
                                                   Pittsburgh Seed Fund (a private venture
                                                   capital fund), 1985-present.
Roger B. Ware, 62...........  November 1, 1988     Senior Consultant since December 1996 of
  Director                                         Guaranty National Corporation (a property
                                                   and casualty insurance company), President
                                                   and Chief Executive Officer 1983 to December
                                                   1996; Director: Guaranty National
                                                   Corporation.

     The Board of Directors has an Audit and Information Services Committee (the "Audit Committee"), the current members of which are Messrs. Colman (Chairman), Sanborn, Thorne and Ms. Fash. Except for Mr. Sanborn, no member of the Committee is an employee of the Company. The Audit Committee confers periodically with management, the Company's internal auditors and the Company's independent accountants in connection with the preparation of financial statements and audits thereof and the maintenance of proper financial records and controls. The Audit Committee also reviews the nature and extent of any non-audit services provided by the Company's independent accountants. The Audit Committee makes recommendations to the Board with respect to the foregoing and brings to the attention of the Board any criticisms and recommendations that the independent accountants may have or any suggestions of the Audit Committee itself. In addition, the Audit Committee also periodically reviews the adequacy, accuracy and security of the Company's data processing and information systems and establishes standards and procedures with respect to such systems. During 1996, the Audit Committee held three meetings.

     The Board has a Compensation and Nomination Committee (the "Compensation Committee"), the current members of which are Messrs. Shepherd (Chairman), Jeffrey, Lyons and McWilliams, none of whom is an employee of the Company. The Compensation Committee reviews the amount and terms of compensation paid to the principal executive officers of the Company and of the Company's subsidiaries and may authorize, or recommend to the Board the authorization of, such salary levels, employment agreements and general incentive compensation arrangements as the Compensation

Committee may deem appropriate. Based on the Committee's ongoing review of the performance of the Company's key executives and of alternative forms of current incentive and performance-based compensation, the Board may authorize the adoption of one or more of the available alternatives in addition to or in substitution for one or more of the present components of the Company's compensation arrangements. The Compensation Committee is authorized to act as a search and nomination committee to recommend nominees to the full Board for membership on the Company's Board of Directors. Nominees suggested by stockholders (accompanied by biographical material and the candidate's written consent to nomination) sent to the Company in care of the Secretary will be considered by the Compensation Committee. During 1996 the Compensation Committee held six meetings.

     The Board has an Investment Committee, the members of which are Messrs. Gruber (Chairman), Becker, Cheesbrough, Cohn and Moore. The Investment Committee, which was created on September 11, 1996, approves and recommends to the Board the adoption of the Company's investment policies and periodically reviews such policies for conformance with applicable federal and state laws and regulations and for consistency with the Company's performance objectives. The Investment Committee reviews the Company's investment portfolio for compliance with approved policies and approves, where appropriate, exceptions to defined policies. The Company's Chief Investment Officer, Mr. Raymond Schuyler, and Chief Financial Officer, Mr. Daniel Barry, also serve as non-voting members of the Investment Committee. During 1996, the Investment Committee held two meetings.

     The Board also has an Executive Committee, the members of which are Messrs. Gruber (Chairman), Becker, Shepherd and Cohn. The Executive Committee, during intervals between meetings of the Board, may exercise all of the powers of the Board in the management and control of the business of the Company, except as limited by law and except with respect to matters within the powers of the Audit Committee, Compensation Committee or Investment Committee. Actions taken by the Executive Committee are reported to the Board at the next meeting of the Board. During 1996, the Executive Committee held four meetings.

     The Board held nine meetings in 1996. Each Director attended at least 75% of the aggregate number of meetings of the Board and of all committees on which he served.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company's subsidiaries hold 81% of the outstanding common stock of Guaranty National Corporation ("Guaranty"). The Company and Guaranty have entered into a shareholder agreement with respect to the composition of the Board of Directors and committees of Guaranty. So long as the Company or its subsidiaries beneficially own in the aggregate 30% or more of the voting securities of Guaranty, the Company has the right to designate four nominees to the Guaranty Board (one of whom will be the Chairman of Guaranty's Board), and so long as the Company or its subsidiaries beneficially own 20% or more of such Guaranty securities, the Company has the right to designate two nominees. The Company may require that Guaranty's Compensation Committee include the Company's nominees to the Guaranty Board. Currently, Messrs. Becker, Gruber, Shepherd and Vincent T. Papa, a Senior Vice President of the Company, serve as Orion's designated directors on Guaranty's Board. Mr. Sanborn, formerly Chief Operating Officer of the Company prior to his retirement, is also a member of Guaranty's Board. Messrs. Gruber, Sanborn and Shepherd represent three of the four members of Guaranty's Compensation Committee. Mr. Gruber is currently Chairman of the Board of Guaranty. It is expected that he will retire as Chairman of the Guaranty Board after Guaranty's May 1997 annual meeting and that Mr. Becker will be designated to succeed him. The Company's Compensation Committee is composed of Messrs. Shepherd, Jeffrey, Lyons, and McWilliams. Mr. Shepherd is the Chairman of both the Company's Compensation Committee and Guaranty's Compensation Committee. Roger B. Ware, Guaranty's Senior Consultant and its President and Chief Executive Officer prior to retirement, serves as a member of the Company's Board of Directors but is not a member of any of its committees. Mr. Ware receives the regular fees and other benefits provided to all non-employee Directors of the Company.

DIRECTORS' COMPENSATION

     Fees: During 1996 each Director who was not an employee of the Company received a retainer fee of $20,000. The Chairman of the Audit Committee and of the Compensation Committee of the Board each receives an additional fee of $10,000. Also, each Director receives an attendance fee of $1,000 for each meeting of the Board and each meeting of a committee attended, except that a fee of $300 is paid for a committee meeting held on the same day as a meeting of the Board. Employees of the Company who serve as Directors do not receive either a retainer or any attendance fee for such service. The Company reimburses all Directors and officers for travel, lodging and related expenses which they incur in attending Directors' and committee meetings.

     Directors' Benefit Plans: Retirement Plan. Since 1990, the Company has had a pension plan for the non-employee Directors of the Company. Under the terms of the plan, a Director is entitled on retirement to receive an annual payment equal to one half the annual retainer fee (excluding meeting fees, fees paid to chairmen and expenses) for Directors of the Company in effect on the date of his retirement. This retirement benefit is to be paid to the Director, or his beneficiaries, for fifteen years or the number of years that the individual served as a Director of the Company, whichever is less. In addition, benefits under the plan will be paid out as a lump sum following a Change in Control (as defined in the plan) of the Company. The plan was amended, as of September 12, 1994, to require that any director newly elected after that date must serve at least five years as a Board member in order to be entitled to benefits under the plan. The plan is not qualified under the Employee Retirement Income Security Act of 1974 and is not funded.

     Deferred Compensation Plan. Under the Company's Deferred Compensation Plan (the "Deferred Plan"), non-employee Directors may elect to defer receipt of all or a portion of fees to be earned in the next succeeding year and have such fees accrue either (i) at the interest rate determined by the Compensation Committee (currently 9% compounded quarterly) or (ii) as units equivalent to shares of the Company's Common Stock to which additional amounts equivalent to dividends paid on such shares are credited quarterly. A participating non-employee Director will receive all amounts deferred and accrued under the Deferred Plan, either in one payment or as ten equal annual installments, starting in the first month of the year following the year in which the participant ceases to be a Director.

     Non-Employee Director Stock Option Plan. The 1994 Stock Option Plan for Non-Employee Directors (the "Option Plan") was approved by the stockholders of the Company on May 31, 1995. Under the Option Plan, each member of the Board of Directors who is not otherwise an employee of the Company or any subsidiary of the Company is eligible to participate. The Option Plan is administered by the Compensation Committee of the Board. Options granted under the Option Plan are nonstatutory options and have no tax consequences until exercised.

     Upon first being elected to the Board an individual who is eligible is granted an initial option to purchase 5,000 shares. Thereafter, each year an option to purchase 1,000 shares is granted to each eligible Director immediately following the Company's Annual Meeting. Each option granted under the Option Plan expires ten years from the date of grant. The option exercise price per share may not be less than 100% of the fair market value per share on the day the option is granted. Options granted immediately following an Annual Meeting shall fully vest and become exercisable and non-forfeitable on the day of the next Annual Meeting, if the optionee has continued to serve as a Director until that meeting. Options granted other than immediately following an Annual Meeting fully vest and become exercisable and non-forfeitable on the first anniversary of the day on which such option is granted, if the optionee has continued to serve as a Director until that day. Certain amendments to the Option Plan to increase its aggregate number of shares of Common Stock for which options may be awarded to 200,000 shares, to change the date initial options are awarded and to increase the size of the annual option award to 2,000 shares are proposed for stockholder approval in this Proxy Statement.

     Nine of the Company's eligible non-employee Directors being nominated for reelection, have each been awarded options for an aggregate of 7,000 shares at exercise prices ranging from $32.75 to

$48.50 per share. Neither of the two new non-employee Directors, Ms. Fash and Mr. Cheesbrough, has received any awards under the Option Plan. Upon their election as Directors by the Company's stockholders, each will receive an initial option to purchase 5,000 shares, at an option exercise price equal to the fair market value per share of the Company's Common Stock on May 29, 1997. In addition, assuming amendments to the Option Plan as proposed in Item 3 of this Proxy Statement are approved by the Company's stockholders, Ms. Fash and Mr. Cheesbrough will also receive an additional option for 2,000 shares at the same exercise price and on the same terms as their initial option.

                   SECURITY OWNERSHIP OF DIRECTORS, OFFICERS
                        AND PRINCIPAL BENEFICIAL OWNERS

     The following table sets forth information concerning the shares of the Company's Common Stock beneficially owned by all Directors, by each of the executive officers named in the Summary Compensation Table on page 8 and all Directors and officers of the Company as a group, and each person or group who is known by the Company to be the beneficial owner of more than five percent of the total number of shares of the Company's Common Stock outstanding and entitled to vote.(1) All such information is given as of April 4, 1996, unless otherwise indicated.

                                                                                 PERCENT
                          NAME OF                       AMOUNT AND NATURE          OF
                     BENEFICIAL OWNER                OF BENEFICIAL OWNERSHIP      CLASS
        -------------------------------------------  -----------------------     -------
        Daniel L. Barry............................             26,357(2)           .19%
        W. Marston Becker..........................             32,959(3)           .24%
        Gordon F. Cheesbrough......................              1,000(4)           .01%
        Bertram J. Cohn............................             14,812(5)           .11%
        John C. Colman.............................             19,822(6)           .14%
        Victoria R. Fash...........................              1,000(4)           .01%
        Alan R. Gruber.............................            251,408(7)          1.83%
        Raymond W. Jacobsen........................             22,973(8)           .17%
        Robert H. Jeffrey..........................             11,137(5)           .08%
        Warren R. Lyons............................              8,133(9)           .06%
        James K. McWilliams........................             11,687(5)           .08%
        Ronald W. Moore............................              8,086(5)           .06%
        Robert B. Sanborn..........................             80,910(10)          .59%
        Raymond J. Schuyler........................             38,314(11)          .28%
        William J. Shepherd........................             24,000(5)           .17%
        John R. Thorne.............................             15,593(5)           .11%
        Roger B. Ware..............................              9,918(5)           .07%
        All Directors and officers as a group
          (31 persons).............................            795,437(12)         5.78%
        Neuberger & Berman, LLC....................          1,085,404(13)         7.89%
          605 Third Avenue
          New York, New York 10158
        Southeastern Asset Management, Inc. .......            670,800(14)         4.87%
          6075 Poplar Avenue -- Suite 900
          Memphis, Tennessee 38119
        Orion Capital Corporation Employees' Stock
          Savings and Retirement Plan..............            804,119(12)         5.84%
          600 Fifth Avenue
          New York, New York 10020

---------------

 (1) Excludes 1,575,151 shares owned by the Company and its subsidiaries.

 (2) Includes 10,192 shares as to which Mr. Barry has sole voting and investment power, 8,669 shares as to which Mr. Barry has a right to purchase as of June 30, 1997 pursuant to the terms of the 1982 Long-Term Performance Incentive Plan ("Performance Incentive Plan") and approximately 7,496 shares which represent his proportionate interest in shares held by the Trustee under the

     Company's Employees' Stock Savings and Retirement Plan ("Savings and Retirement Plan") as of December 31, 1996.

 (3) Includes 12,483 shares as to which Mr. Becker has sole voting and investment power, 2,000 shares held in trust for Mr. Becker's children, 7,500 shares of Restricted Stock held pursuant to the terms of the Performance Incentive Plan, 10,000 shares as to which Mr. Becker has a right to purchase as of June 30, 1997 pursuant to the terms of the Performance Incentive Plan and approximately 976 shares which represent his proportionate interest in shares held by the Trustee under the Savings and Retirement Plan as of December 31, 1996. Mr. Becker disclaims beneficial ownership of the shares owned by his children.

 (4) Indicates sole voting and investment power.

 (5) Indicates sole voting and investment power and 7,000 shares which the Director has a right to purchase as of June 30, 1997, pursuant to the terms of the Option Plan.

 (6) Includes 7,975 shares as to which Mr. Colman has sole voting and investment power, 7,000 shares which Mr. Colman has a right to purchase as of June 30, 1997 pursuant to the terms of the Option Plan, 3,204 shares held in trust for Mr. Colman's children (over which he has shared voting and investment power) and 1,643 shares held by Mrs. Colman. Mr. Colman disclaims beneficial ownership of the shares held by his wife and held in trust for his children.

 (7) Includes 136,947 shares as to which Mr. Gruber has sole voting and investment power, 85,532 shares which Mr. Gruber has a right to purchase as of June 30, 1997 pursuant to the terms of the Performance Incentive Plan and approximately 28,929 shares which represent his proportionate interest in shares held by the Trustee under the Savings and Retirement Plan as of December 31, 1996.

 (8) Includes 3,342 shares as to which Mr. Jacobsen has sole voting and investment power, 11,032 shares which Mr. Jacobsen has a right to purchase as of June 30, 1997 pursuant to the terms of the Performance Incentive Plan, 6,000 shares of Restricted Stock held pursuant to the terms of the Performance Incentive Plan and approximately 2,599 shares which represent his proportionate interest in shares held by the Trustee under the Savings and Retirement Plan as of December 31, 1996.

 (9) Includes 902 shares as to which Mr. Lyons has sole voting and investment power, 7,000 shares which Mr. Lyons has a right to purchase as of June 30, 1997 pursuant to the terms of the Option Plan and 231 shares owned by Mrs. Lyons. Mr. Lyons disclaims beneficial ownership of the shares owned by Mrs. Lyons.

(10) Includes 50,562 shares as to which Mr. Sanborn has sole voting and investment power, 24,338 shares which Mr. Sanborn has a right to purchase as of June 30, 1997 pursuant to the terms of the Performance Incentive Plan and approximately 3,510 shares which represent his proportionate interest in shares held by the Trustee under the Savings and Retirement Plan as of December 31, 1996. Also includes 2,500 shares held by Mrs. Sanborn, as to which Mr. Sanborn disclaims beneficial ownership.

(11) Includes 18,318 shares as to which Mr. Schuyler has sole voting and investment power, 8,669 shares which Mr. Schuyler has a right to purchase as of June 30, 1997 pursuant to the terms of the Performance Incentive Plan, and approximately 11,327 shares which represent his proportionate interest in shares held by the Trustee under the Savings and Retirement Plan as of December 31, 1996.

(12) Includes 106,251 shares which represent the group's proportionate interest in shares held by the Trustee under the Savings and Retirement Plan as of December 31, 1996, 259,315 shares which the group has rights to acquire as of June 30, 1997 pursuant to the Performance Incentive Plan and 28,178 shares of Restricted Stock held pursuant to the terms of the Performance Incentive Plan. As of December 31, 1996, the Savings and Retirement Plan, as a whole, held 804,119 shares (5.84%) of the Company's Common Stock. Shares of the Company's Common Stock held by the Savings and Retirement Plan Trustee will be voted in accordance with the instructions of the employee for whose account the shares are held. If no such instructions are received, the

     Savings and Retirement Plan Trustee will vote such shares in the same proportion as it votes shares for which it does receive instructions from other participating employees.

(13) Neuberger & Berman, LLC ("N&B") reported in an amendment to its Schedule 13G filed with the Securities and Exchange Commission on February 13, 1997 that it held 1,085,404 shares of the Company's Common Stock with shared power to dispose or direct the disposition of all such shares, sole voting power with respect to 103,307 shares and shared voting power as to 731,775 of such shares. N&B has reported that it held such shares for many clients, none of whom has an interest relating to five percent or more of the Company's Common Stock. The number reported in the table excludes 21,875 shares of Common Stock held by certain partners of N&B in their own personal securities accounts and 55,000 shares held by the Neuberger & Berman Profit Sharing Retirement Plan ("N&B Plan") for the benefit of the N&B Plan's participants who are current and former N&B employees and partners. N&B disclaims beneficial ownership of such shares owned directly by N&B partners and the N&B Plan. Mr. Gruber is a trustee of six trusts which manage the N&B family of equity mutual funds.

(14) Southeastern Asset Management, Inc. ("Southeastern") reported in its initial Schedule 13G, filed with the Securities and Exchange Commission on February 10, 1997, that it held an aggregate of 860,000 shares of the Company's Common Stock in its discretionary and non-discretionary accounts, with sole voting power over 670,800 shares of Common Stock, shared voting power over 165,00 shares, no voting power as to 25,000 shares, sole dispositive power over 695,800 shares and shared dispositive power over 165,000 of such shares. Southeastern reported none of the shares are owned by it and that it holds such shares for its investment advisory clients.

         COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT.

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and executive officers to file with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers and Directors are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations from reporting persons that they were not required to file Form 5, all of its officers and Directors have complied with all filing requirements applicable to them with respect to transactions during 1996 except for a Statement of Changes in Beneficial Ownership on Form 4 for Mr. Raymond W. Jacobsen, reporting the disposition of 2,000 shares subject to a divorce decree, which was filed thirteen days late on July 23, 1996.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The Summary Compensation Table shows information concerning the annual and long-term compensation for services in all capacities to the Company for the years ended December 31, 1996, 1995 and 1994 of those persons who were at December 31, 1996 (1) the chief executive officer and (2) the other four most highly compensated executive officers of the Company who were serving as executive officers at the end of 1996. (The chief executive officer and the other four most highly compensated executive officers are referred to collectively as the "Named Officers.") Mr. Becker was not employed by the Company until July 1994 and was elected Vice Chairman of the Board on March 8, 1996, and Chairman and Chief Executive Officer on January 1, 1997. Mr. Gruber retired as Chairman of the Board and Chief Executive Officer of the Company on December 31, 1996 but remains as Chairman of the Executive and Investment Committees of the Board.

                           SUMMARY COMPENSATION TABLE

                                                                         LONG-TERM COMPENSATION
                                                            ------------------------------------------------
                                                                         AWARDS                   PAYOUTS
                                                            ---------------------------------   ------------
                                    ANNUAL COMPENSATION       RESTRICTED           STOCK         LONG-TERM
                                    --------------------         STOCK            OPTIONS        INCENTIVE         ALL OTHER
NAME AND PRINCIPAL POSITION YEAR    SALARY $    BONUS $     AWARD(S)$(1)(2)    (SHARES)(2)(3)   PAYOUTS $(4)   COMPENSATION $(5)
--------------------------- ----    --------    --------    ---------------    --------------   ------------   ------------------
Alan R. Gruber............. 1996     501,800     600,000             -0-               -0-         109,560           100,926
  Chairman of the Board &   1995     497,186     450,000             -0-               -0-         114,624            97,783
  Chief Executive Officer   1994     479,496     410,000             -0-            25,000          94,702            72,663
W. Marston Becker.......... 1996     282,746     250,000             -0-            35,000          32,953            53,407
  Vice Chairman of the
    Board                   1995     218,892     150,000         307,500               -0-             -0-            40,143
  of the Company            1994      97,154      60,000             -0-            15,000             -0-            10,877
Raymond W. Jacobsen........ 1996     226,584     140,000             -0-             7,718          69,053            41,532
  Senior Vice President     1995     207,738     140,000             -0-               -0-          26,753            37,640
  of the Company            1994     169,469     125,000         270,000             8,000          20,203            27,690
  and Chairman of the
  EBI Companies
Raymond J. Schuyler........ 1996     197,738     122,000             -0-             6,711          26,846            44,675
  Senior Vice President and 1995     184,584     105,000             -0-               -0-          22,925            41,937
  Chief Investment Officer  1994     177,354      90,000             -0-             6,400          18,940            33,457
Daniel L. Barry............ 1996     188,700     115,000             -0-             6,443          26,846            34,901
  Senior Vice President and 1995     171,969     100,000             -0-               -0-          22,925            32,233
  Chief Financial Officer   1994     164,469      90,000             -0-             6,400          18,941            27,413

---------------

(1) Represents the value of shares of Restricted Stock awarded to the Named Officers pursuant to the terms of the Performance Incentive Plan. Pursuant to Mr. Becker's employment agreement, 7,500 shares of Restricted Stock were awarded to him on October 31, 1995, based on a market price per share of $41.00. Pursuant to Mr. Jacobsen's employment agreement, 8,000 shares of Restricted Stock were awarded to him on July 19, 1994, based on a market price per share of $33.75. Each award of Restricted Stock made prior to September 1996 vests in four equal installments beginning on the second anniversary of such award. In general, awards made after that date vest in four installments, beginning on the first anniversary of such award. Awards of Restricted Stock are subject to restrictions on transfer and will be forfeited if the Named Officer terminates his employment prior to the date the entire award has vested. In the event of death, the Restricted Stock awarded to Mr. Becker in 1995, and to Mr. Jacobsen in 1994 continues to vest and would be paid to his designated beneficiary. If a Change in Control (as defined in the Performance Incentive Plan) were to occur before the shares of Restricted Stock were fully vested, all of such shares would become immediately vested. Dividends on Restricted Stock are paid when and as dividends are paid on the Company's Common Stock.

    The aggregate total of Restricted Stock holdings of each of the Named Officers, valued as of December 31, 1996, at a market price of $61.125 per share are as follows:

                                                                     RESTRICTED STOCK
                                                                    ------------------
              NAME                                                  SHARES     VALUE $
                                                                    -----      -------
        W. Marston Becker.......................................... 7,500      458,438
        Raymond W. Jacobsen........................................ 6,000      366,750

(2) Awards of Restricted Stock or Options are made in tandem with awards of Performance Units pursuant to the terms of the Performance Incentive Plan. The value of a Performance Unit under the Performance Incentive Plan will be equal at any time to the book value per share of the Company's Common Stock. However, the right of any Named Officer to receive payment in respect of a Performance Unit award is contingent upon (a) whether the Named Officer remains an employee of the Company (except in the case of retirement, disability or death) throughout the applicable period ("Performance Period"), and (b) whether the applicable target ("Performance Target"), as established at the time of award by the Compensation Committee, has been achieved. The Compensation Committee has determined that all Performance Units awarded to date will have a Performance Target of an 11% compound annual increase in the Company's book value per share during the Performance Period to achieve the maximum payout. If the compound annual increase in the Company's book value per share during the Performance Period does not exceed 6%, no payout is made. If a Change in Control (as defined in the Performance Incentive Plan) were to occur before the Performance Units were fully vested, all such Units would become immediately vested and the Compensation Committee may, in its sole discretion, declare the Performance Units immediately payable in such amounts as the Committee may determine.

 The Named Officers received the following Performance Unit awards over the past
                                                                        5 years:

                                                                          NUMBER OF PERFORMANCE
                     NAME                          DATE OF AWARD              UNITS AWARDED
    ---------------------------------------  -------------------------    ---------------------
    Alan R. Gruber.........................  September 12, 1994                   6,250
                                             September 9, 1992                    5,859

    W. Marston Becker......................  March 7, 1996                        2,500
                                             October 31, 1995                     3,750
                                             July 18, 1994                        3,750

    Raymond W. Jacobsen....................  September 11, 1996                     953
                                             September 12, 1994                   2,000
                                             July 18, 1994                        4,000
                                             June 3, 1993                           391
                                             September 9, 1992                    1,367

    Raymond J. Schuyler....................  September 11, 1996                     829
                                             September 12, 1994                   1,600
                                             September 9, 1992                    1,367

    Daniel L. Barry........................  September 11, 1996                     796
                                             September 12, 1994                   1,600
                                             September 9, 1992                    1,367

(3) Options awarded to the Named Officers are granted pursuant to the terms of the Performance Incentive Plan. To the maximum possible extent, all stock options have been structured to qualify as Incentive Stock Options. No Option may be exercised more than ten years from the date of grant, and the exercise price may not be less than 100% of the fair market value of the shares covered thereby on the date of grant. When an Option is exercised, the full exercise price must be paid in cash and/or by the surrender, at fair market value, of shares of the Company's Common Stock. Generally, each Option is exercisable in installments, as follows: 25% of the shares of Common Stock covered by the Option may be purchased on and after the first anniversary of the date of grant and additional 25% installments on and after each of the second, third and fourth anniversaries of the date of grant. If a Change in Control (as defined in the Performance Incentive Plan) were to occur before the Option is exercisable in full, the Option would become immediately exercisable for all shares of Common Stock covered by such Option.

(4) Cash value of Performance Units paid under the Performance Incentive Plan for Performance Periods ended December 31, 1996, 1995 and 1994.

(5) Detail of amounts reported in the "All Other Compensation" column for 1996 is provided in the table below.

                           ITEM                       MR. GRUBER   MR. BECKER   MR. JACOBSEN   MR. SCHUYLER   MR. BARRY
      ----------------------------------------------- ----------   ----------   ------------   ------------   ---------
      - Company Contributions to the Supplemental
        Benefits Plan (see below)....................  $ 75,475     $ 28,593      $ 20,923       $ 15,269      $13,558
      - Company Contributions to Savings and
        Retirement Plan..............................    15,058       15,058        15,058         15,001       15,088
      - Split Dollar Insurance Premium...............        --        9,756         5,551         14,405           --
      - Term Life Insurance Premium..................    10,393           --            --             --        6,255
                                                        -------     --------      --------       --------      -------
             Total All Other Compensation............   100,926     $ 53,407      $ 41,523       $ 44,675       34,901
                                                        =======     ========      ========       ========      =======

    The Savings and Retirement Plan is a qualified 401(k) savings plan in which all employees of the Company are eligible to participate. The Company makes matching contributions to the Plan of up to 6% of a participating employee's base salary, unless limited by federal tax regulations. The Company contributes to the Supplemental Benefits Plan ("Supplemental Plan") that portion of the Company's contribution in the Savings and Retirement Plan that an employee failed to receive because of federal tax regulations. All benefits under the Supplemental Plan are fully vested but no benefits are paid until January of the year following the year employment terminates. The Supplemental Plan is not qualified under the Employee Retirement Income Security Act of 1974 and is not funded.

OPTION GRANTS, EXERCISES AND FISCAL YEAR-END VALUES

  Option Grants in Last Fiscal Year

     The following tables set forth information with respect to options granted to the named officers in 1996:

                                                                                                  POTENTIAL REALIZABLE
                                          NUMBER OF                                             VALUE AT ASSUMED ANNUAL
                                          SECURITIES   % OF TOTAL                                 RATES OF STOCK PRICE
                                          UNDERLYING    OPTIONS      EXERCISE                   APPRECIATION FOR OPTION
                                           OPTIONS     GRANTED TO    OR BASE                            TERM$(2)
                                           GRANTED    EMPLOYEES IN    PRICE     EXPIRATION    ----------------------------
                  NAME                     (#)(1)     FISCAL YEAR     ($/SH)       DATE       0%($)    5%($)      10%($)
----------------------------------------  ---------   ------------   --------   -----------   -----   --------  ----------
W. Marston Becker.......................    10,000         5.36        46.75        3/7/06     -0-     294,008     745,075
                                            25,000        13.40        51.00       9/10/06     -0-     801,841   2,032,022
Raymond W. Jacobsen.....................     7,718         4.14        51.00       9/10/06     -0-     247,544     627,326
Raymond J. Schuyler.....................     6,711         3.60        51.00       9/10/06     -0-     215,246     545,476
Daniel L. Barry.........................     6,443         3.45        51.00       9/10/06     -0-     206,650     523,693

---------------
(1) For a description of the material terms of the Options and the Performance Units awarded in tandem therewith, see footnotes 2 and 3 on page 10.

(2) Calculations are based on hypothetical annual compounded rates of stock price appreciation of 0%, 5% and 10% over the full ten year term of the Options. Using the same assumptions and based on 13,764,673 shares outstanding as of December 31, 1996, the total dollar gains for all shareholders as a group would be $441.5 million (5%) and $1,118.8 million (10%) based on the September 10, 1996 price per share of $51.00 and $404.7 million (5%) and $1,025.6 million (10%) based on the March 7, 1996 price per share of $46.750.

  Aggregate Option Exercises in Last Fiscal Year and Year End Option Values

     The following table provides information with respect to the unexercised options to purchase Common Stock granted in prior years under the Performance Incentive Plan for each of the Named Officers and held by them at December 31, 1996.

                                                                         NUMBER OF                  VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS             IN-THE-MONEY OPTIONS
                                  SHARES                            AT DECEMBER 31, 1996         AT DECEMBER 31, 1996 $(2)
                                 ACQUIRED          VALUE        ----------------------------    ----------------------------
            NAME               ON EXERCISE     REALIZED $(1)    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
-----------------------------  ------------    -------------    -----------    -------------    -----------    -------------
Alan R. Gruber...............      7,625          231,038          85,532          12,500        3,712,069         354,688
W. Marston Becker............        -0-              -0-           7,500          42,500          205,313         602,188
Raymond W. Jacobsen..........        -0-              -0-          10,641          12,109          350,647         202,869
Raymond J. Schuyler..........        -0-              -0-           8,669           9,911          294,274         158,749
Daniel L. Barry..............        -0-              -0-           8,669           9,643          294,274         156,035

---------------
(1) Represents difference between exercise price and market value on date of exercise. For a description of the material terms of Options and the Performance Units awarded in tandem therewith, see footnotes 2 and 3 on page 10.

(2) Based on the closing price on the New York Stock Exchange -- Composite Transactions of the Company's Common Stock on that date ($61.125).

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation Committee and the Performance Graph on page 16 shall not be incorporated by reference into any such filing.

                      REPORT OF THE COMPENSATION COMMITTEE

     The Compensation Committee, currently composed of four members of the Board of Directors, is a standing committee of the Board and only "outside" non-employee Directors serve on this Committee. Among its duties the Compensation Committee is charged with the responsibilities of establishing and administering the Company's policies concerning the compensation of management, including the Chief Executive Officer and all other key officers. In discharging such duties, the Compensation Committee is responsible for annually determining, and recommending to the full Board, the annual base salary and bonus for each of the Company's officers and for awarding grants under the Company's Performance Incentive Plan, and the Company's Equity Incentive Plan, if it is approved by the stockholders.

GENERAL

     The Company's stated objective is to achieve superior growth in stockholder value by being the best specialty property and casualty insurer in each of its businesses. In furtherance of that mission the Committee attempts to provide incentives to motivate management to superior performance in order to enhance the profitability of the Company (and, thus, stockholder value). Such incentives also enable the Company to attract and retain qualified executives who will contribute significantly to the long-term success of the Company.

     Executive compensation consists of a base salary, annual bonus and long-term incentive compensation. Guidelines for executive compensation at the Company are at levels which are generally at about the median of the range of salaries paid to peer executives at other companies of generally similar size that are engaged in similar businesses. The Committee emphasizes variable compensation programs and believes that compensation should be based upon the attainment of individual and Company goals and should make possible total compensation levels in excess of industry averages if the Company's or business unit's performance is above average. The program is intended to cause management to focus on managing the Company from an owner's perspective of enhancing value and achieving long-term financial success and earnings growth.

     In the first quarter of 1997 the Compensation Committee reviewed material provided by Mr. Becker and Mr. Gruber and the Company's Human Resources Department in connection with recommendations for bonuses with respect to services provided in the prior year and for adjustments in base salaries. The process involves an evaluation of many diverse elements.

ANNUAL COMPENSATION

     The Committee believes that it is important to encourage a performance-based environment that motivates individual performance by recognizing the past year's results and by providing incentives for improvements in the future. This includes an evaluation of an executive's ability to implement the Company's business plans as well as to react to unanticipated external factors that can have a significant impact on the Company's performance. It also takes into account the actual performance of the Company or a business unit of the Company compared to its expected potential. In making its recommendations for base salaries and annual bonuses for key officers, the Compensation Committee considers a variety of factors, including material on salary movements for peer executives at other companies, each executive's success in meeting both personal and Company objectives, level of responsibility, length of service, knowledge and potential for advancement, although none of these factors is assigned a specific weight. The Committee also gives consideration to its assessment of the quality of services rendered by the executive during the year, the Company's success compared to its competitors, and the internal comparability of compensation among the Company's executives. The Committee in its discretion subjectively weighs the above factors in determining appropriate salary levels.

     All cash bonuses awarded to officers in respect of fiscal 1996 were awarded pursuant to the Company's Annual Incentive Plan, a target-oriented bonus program. While bonuses to executive officers are discretionary, a variety of financial and project targets are established for each senior officer to measure both individual performance and Company performance. These targets may include one or more of the following measurements: return on stockholders' equity, operating earnings, premium growth, loss and expense ratios, control of expenses and completion of specific projects. Awards are generally based on the degree to which the targets are attained and on individual performance during the year. Target annual bonus awards, as a percentage of base salary, range from 25% for certain vice presidents to 40% and 45% for the Chairman and the Vice Chairman, respectively. Depending on performance, an individual could receive no bonus or an amount equal to as much as twice his or her target bonus. In addition, personal performance is measured against other relevant non-quantitative factors, such as customer satisfaction, work efficiency or degree of skill required to perform the task. In determining the amount of a bonus, the Committee subjectively weighs a variety of these factors. The Compensation Committee, when it deems appropriate, may authorize the payment of an individual bonus award even if the individual's targets are not achieved. After the Company's year-end results have been audited by its independent certified public accountants, payments under the program are made in cash. During 1996, the Company's performance exceeded all goals.

     Certain of the Named Officers are employed under employment agreements that provide for minimum base compensation. Determinations as to bonus levels and salary increases for these Named Officers, as well as those without employment agreements, have been discretionary and have not been made on the basis of a formulaic weighing of the factors described above. The weight given to each factor with respect to each element of compensation is within the individual discretion and judgment of each member of the Committee. Each member also takes the appropriateness of the entire package into account when evaluating each element of compensation.

CEO'S COMPENSATION

     Mr. Gruber has an employment agreement with the Company (see "Employment Agreements" below), pursuant to which he was paid a base salary of $500,000 for the twelve month period beginning April 1, 1996. Upon his retirement on January 1, 1997, Mr. Gruber continued as Chairman of the

Executive and Investment Committees of the Board and as a Senior Executive Consultant of the Company. Pursuant to the terms of his employment agreement, Mr. Gruber's salary for 1997 is a monthly salary of approximately $18,400. In addition, he will receive an annual fee for 1997 of $100,000 for his special services as Chairman of the Board's Investment Committee.

     In determining bonus for 1997, the Committee considered the Company's continued outstanding performance during 1996 which met or exceeded agreed upon objectives, including among other factors, the Company's high return on equity, low combined ratios over each of the past six years, the 40.92% increase in the market price of the Company's stock from the end of 1995 and a 21.75% increase in operating earnings. As part of its consideration of Mr. Gruber's compensation, the Committee also reviewed his activities and accomplishments in promoting the long term interests of the Company such as the development of strong strategic and operating plans, increasing the Company's equity interest in Guaranty National Corporation to 81% and the successful transition process resulting from Mr. Gruber's retirement. The relative weight assigned to each factor, or component thereof, is not quantified. Based on the above factors, and as a tribute to the great contributions Mr. Gruber has made to the Company as its Chairman and Chief Executive Officer since it emerged from reorganization in 1976, Mr. Gruber was awarded a cash bonus for 1996 of $600,000, an increase of approximately 33.33% over the bonus awarded for services rendered in 1995.

     In determining the bonus awards to other key officers, the Committee reviewed with Messrs. Becker's and Gruber's recommendations of management based on individual performance of each officer as well as the evaluation of general factors substantially comparable to those considered in establishing the award for Mr. Gruber.

LONG-TERM INCENTIVES

     Long-term incentives for the Company's Chief Executive Officer and other key officers are currently provided through the Company's Performance Incentive Plan. The Committee grants awards under the Performance Incentive Plan to individuals that the Company believes have the ability to influence its long-term growth and profitability. Generally, the Committee grants larger awards commensurate with higher position level and that reflect competitive practices within the property and casualty insurance industry. The awards can be in the form of Stock Options and Performance Units or Restricted Stock and Performance Units. Awards under the Performance Incentive Plan were usually made every two years and awards were made in September and October 1996. The Company has now adopted a policy to issuing long-term incentive awards every year. The Company as a general rule awards Stock Options, rather than Restricted Stock, to the top officers of the Company. The basis for determining the amount of awards was subjective and was not based upon the amount and terms of Options already held; however, the Compensation Committee did consider the results of the Company's performance and the executive officer's contribution to that performance as well as expected future contributions to the success of the Company in determining the amount of individual awards. Performance Unit awards are made in tandem with Option and Restricted Stock awards. The number of Stock Options or shares of Restricted Stock granted is, in general, based on the position and salary of an executive and the most recent assessment of the executive's performance. The number of Performance Units awarded is usually equal to a quarter of the number of shares covered by an Option or one half of the number of shares of Restricted Stock.

     The Committee has the authority to determine the individuals to whom awards are made, the type of awards (Options or Restricted Stock), the conditions of the awards, the number of shares of Restricted Stock, the number of shares covered by an Option and number of Performance Units. In general, it is through the award of Options and Restricted Stock that the Company attempts to align management's interests with those of the stockholders and to provide an opportunity to its key officers to build a meaningful stake in the Company. The Option exercise price must be no less than the fair market value of the Company's stock on the date of grant. The Committee has never repriced an Option's exercise price. Thus, the value of each stockholder's investment in the Company must appreciate before an optionee receives any benefit from the Option. Maximum payout on awards of

Performance Units is made only if the Company achieves an 11% compound annual increase in its book value per share during the Performance Period. As a result, as with Options, the value of the Performance Unit to the executive will be realized only with the creation of value for stockholders.

     The Committee believes that these non-cash awards emphasize the Committee's position that a significant equity stake in the Company connects an executive's compensation to future enhancement of stockholder value.

OTHER BENEFITS

     Executive officers may also participate in the Company's Employees' Stock Savings and Retirement Plan which includes the Company's contributions to that Plan, a Supplemental Benefits Plan under which certain executives are entitled to additional benefits that cannot be awarded under qualified plans due to Internal Revenue Code limitations, as well as other benefits that are generally available to all employees.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1 million paid to the Company's Chief Executive Officer or any of the four other most highly compensated executive officers. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met. No executive officer was subject to the limitations of Section 162(m) in 1996. The Committee intends to structure any compensation for executive officers so that it qualifies for deductibility under
Section 162(m) to the extent feasible. However, to maintain a competitive position within the Company's peer group of companies, the Committee retains the authority to authorize payments, including salary and bonus, that may not be deductible.

                                          Compensation and Nomination Committee
                                             William J. Shepherd, Chairman
                                             Robert H. Jeffrey
                                             Warren R. Lyons
                                             James K. McWilliams

PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and the Dow Jones Property and Casualty Index.

           COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG THE
                            COMPANY'S COMMON STOCK,
            THE STANDARD & POOR'S 500 STOCK INDEX AND THE DOW JONES
                          PROPERTY AND CASUALTY INDEX

        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)            ORION CAPITAL          S&P 500          DOW JONES P&C
1991                                       100                 100                 100
1992                                       143                 108                 122
1993                                       165                 118                 123
1994                                       187                 120                 129
1995                                       235                 165                 182
1996                                       337                 203                 219

---------------
* Assumes that the investment in the Corporation's Common Stock and each index was $100 on December 31, 1991 and that all dividends were reinvested.

     There can be no assurance that the Company's stock performance will continue into the future with the same or similar trends depicted in the graph above. The Company will not make or endorse any predictions as to future stock performance.

EMPLOYMENT AGREEMENTS AND TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has employment agreements with three of its current executive officers: W. Marston Becker, Alan R. Gruber and Raymond W. Jacobsen and a former officer and current director, Robert B. Sanborn.

     Mr. Gruber: The Company entered into an employment agreement with Mr. Gruber as of March 1993. Mr. Gruber's agreement provided for a minimum base annual compensation beginning April 5, 1996 and ending on December 31, 1996, of not less than $500,000. The agreement requires that the Company provide Mr. Gruber with term life insurance in the amount of $500,000. The contract had an Initial Term that ended on December 31, 1996, during which time Mr. Gruber served as Chairman and

Chief Executive Officer. The contract has a Successive Term beginning on January 1, 1997 of five years during which time Mr. Gruber will serve as a Senior Executive Consultant.

     Pursuant to the terms of his agreement, beginning on January 1, 1997, the cash compensation to be paid to Mr. Gruber is approximately $18,400 per month which is equal to (i) one-half his average salary and bonus compensation during the preceding five years minus (ii) the annuitized present value of all amounts credited to him by the Company under its former Pension Plan, under the Company's Savings and Retirement Plan and under the Company's Supplemental Benefits Plan. Such compensation shall continue for Mr. Gruber's life. Mr. Gruber can elect an actuarially-equivalent survivor benefit prior to the start of the Successive Term. Mr. Gruber will not participate in the Company's bonus, option and other benefit plans for its employees after the second year of his contract's Successive Term. As of January 1, 1997, Mr. Gruber's contract was amended to provide that in addition to the compensation described above, that he would receive an annual fee of $100,000 for the calendar year 1997 for his special services as chairman of the Company's Investment Committee.

     The Company purchased an a ten year certain annuity with joint survivor benefits to fund the payments to be made to Mr. Gruber under his contract. Unless a "transfer event" shall occur (by reason of a Change in Control or of a certain lowering of the Company's credit standing), his annuity is the property of the Company. If a transfer event occurs, ownership of the annuity contract will be transferred to his designated beneficiary, if any, and the income tax cost to the recipient of that transfer will be borne by the Company, subject to recoupment as and to the extent payments are subsequently made under the annuity contracts.

     Messrs. Jacobsen and Becker: The Company also entered into an employment agreement with Mr. Jacobsen on July 19, 1994, when Mr. Jacobsen was promoted to Senior Vice President of the Company. His employment agreement was amended and restated as of December 6, 1995. The agreement currently provides for a base salary of $238,000 with such salary increases as may from time to time be approved by the Company. Pursuant to the agreement, Mr. Jacobsen was granted 8,000 shares of Restricted Stock and 4,000 Performance Units in accordance with the terms of the Performance Incentive Plan.

     The Company entered into an employment agreement with Mr. Becker on October 31, 1995 which was amended as of January 1, 1997. The agreement currently provides for a base salary of $400,000 with such salary increases as may from time to time be approved by the Company, and on that same date, pursuant to the agreement, Mr. Becker was granted 7,500 shares of Restricted Stock and 3,750 Performance Units in accordance with the terms of the Performance Incentive Plan. Each of Mr. Becker and Mr. Jacobsen is referred to as "Executive" below.

     The term of each agreement is for five years and is automatically renewed yearly until either party thereto gives notice of termination. The agreements will not be terminated by any merger, consolidation, sale of assets or voluntary or involuntary dissolution in which the Company is not the survivor. Each agreement may be terminated by the Company in the event the Executive becomes disabled, is convicted of a felony or a misdemeanor, engages in conduct which is materially injurious to the Company or willfully fails to substantially perform his duties with the Company. In addition, termination may be effected on seven days notice by the Company or Executive at any time prior to the expiration of the term of the agreement or during the twelve months following the month in which there is a Change in Control. For a period of two years after the term of the agreement the Executive agrees not to compete with the Company.

     Each agreement provides that in the event of the Executive's death while employed, his beneficiaries would be entitled to receive his base salary to date of death, a pro-rata portion of any bonus that would have been payable to him with respect to the fiscal year in which he dies and other usual death benefits provided by the Company. If the Executive becomes disabled, he would be entitled to receive disability compensation in accordance with the terms of the Company's disability insurance program, a pro-rata portion of any bonus as described above, plus other usual employee benefits provided by the Company. In addition, if the Executive dies or becomes disabled prior to the complete vesting of the shares of Restricted Stock and Performance Units awarded to him under the agreement, such awards will nevertheless continue to vest as if he were fully employed by the Company.

     For a period of one year following a Change in Control of the Company, if the Executive terminates his employment or if the Executive receives written notice of termination, he (or his beneficiary) would be entitled to receive his base salary (at the level in effect on the date of notice). Mr. Becker would be entitled to receive his base salary until the later of (i) the termination date of his agreement or (ii) 3 years. Mr. Jacobsen is entitled to receive his salary until later of (i) the termination of his agreement or (ii) 2 years. In addition the Executive would receive a bonus equal to the bonus which would have been payable to him in the year in which notice was given if he had achieved target performance, and other usual employee benefits provided by the Company. In addition, all previously unexercised stock options would be deemed to be exercisable, all restrictions with respect to any Restricted Stock would be deemed to have been satisfied and lapsed, and all unexpired periods of performance with respect to any performance-related units or awards would be deemed to have expired. The Executive will be entitled to receive the value of such units at the end of the month during which termination occurs on the basis of an equitable pro-rating of the performance period, performance target and award amount.

     Mr. Sanborn: Robert B. Sanborn, a member of the Company's Board of Directors and a Senior Executive Consultant, entered into an employment contract with the Company in March 1993 when he was President and Chief Operating Officer of the Company. The provisions of that contract, effective as of February 28, 1995, provide for a minimum base annual compensation of not less than $125,000, with such salary increases as may from time to time be approved by the Board. The employment contract terminates on February 28, 2001. The Company will purchase an annuity to fund a joint-and-survivor benefit of $48,000 per year to Mr. Sanborn and his spouse, commencing upon completion of his contract. If he chooses a payment option other than the one provided in his contract, the amount payable per month will be actuarially adjusted. Unless a "transfer event" shall occur (by reason of a Change in Control or a certain lowering of the Company's credit standing), the annuity shall be the property of the Company. If a transfer event occurs, ownership of the annuity contract will be transferred to his designated beneficiary, if any, and the income tax cost to Mr. Sanborn of that transfer will be borne by the Company, subject to recoupment as and to the extent payments are subsequently made under the annuity contract.

     Severance Policy: The Board of Directors has adopted a severance policy applicable to the executive officers of the Company including the Named Officers. Pursuant to this policy, such officers will be entitled to receive one year's notice of termination, except in the event of termination for cause. This policy currently applies to the executive officers of the Company, including Mr. Schuyler, who do not have an individual employment agreement with the Company.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company and certain of its subsidiaries have a policy of making loans to key officers, in connection with hiring or transfer to new locations, to assist such personnel in purchasing new residences. During 1994, W. Marston Becker, was required to move his residence from West Virginia to California. In connection with the move, the Company loaned Mr. Becker an aggregate of $250,000 secured by a mortgage on his California residence, for 5 years, with interest at 7.75% per year. Mr. Becker paid off the mortgage in full in September 1996 when Mr. Becker was required to move his residence from California to Connecticut. In 1997, Mr. Jacobsen moved his residence from Texas to Connecticut. In connection with that move the Company loaned Mr. Jacobsen an aggregate of $200,000 for 5 years with interest at prime plus 1%, adjusted annually.

     At the 1987 Annual Meeting of Stockholders of the Company, the stockholders authorized the execution by the Company of indemnification agreements with its Directors and executive officers. Subsequently, the Company entered into indemnification agreements with each of its Directors and executive officers which, among other things, contractually confirmed the indemnity provided under the Company's Restated Certificate of Incorporation, its By-Laws and under the Delaware General Corporation law.

     The Company and its subsidiaries have entered into several agreements with Guaranty. Mr. Ware, a director of the Company, is Guaranty's President and Chief Executive Officer. Pursuant to one such agreement, Messrs. Becker, Gruber, Papa and Shepherd serve on Guaranty's board of directors (see Compensation Committee Interlocks and Insider Participation, at page 4). Also, the Company and Guaranty have an investment management agreement pursuant to which a portion of Guaranty's investment portfolio is managed by the Company's investment managers (under the direction and supervision of Guaranty) for a fee of $650,000 for 1996. In addition, the Company's insurance subsidiaries have entered into certain reinsurance agreements and a trade name agreement with Guaranty.

     In the ordinary course of business, Guaranty's wholly-owned insurance subsidiaries reinsure certain risks with other companies. In 1996, certain of Guaranty's subsidiaries entered into a 100% reinsurance agreement with one of the Company's insurance subsidiaries. During that year, $49,000 in premiums were ceded under that reinsurance agreement. Also, pursuant to other reinsurance agreements, a Guaranty insurance subsidiary assumed business written through the Company's insurance subsidiaries totaling $15,673,000 in premiums in 1996. Guaranty paid $298,000 in fees and reimbursed the Company's subsidiaries $309,000 of actual expenses incurred in conjunction with those reinsurance agreements. Also, a subsidiary of the Company is an agent for Guaranty and produced $436,000 in premiums for Guaranty and was paid $85,000 in commissions in 1996.

     The Company has committed to invest up to $5,000,000 in Insurance Partners L.P., a partnership formed to make equity investments of up to $550 million in the insurance industry. Guaranty has committed to participate in the Company's commitment in an aggregate amount not to exceed $1,500,000. To date, the Company has invested $510,000 and Guaranty has invested $219,000 in partnership investments. Insurance Partners L.P. is managed by Insurance Partners Advisors L.P., of which Steven B. Gruber, a son of Mr. Alan R. Gruber, is a managing director.

2. APPROVAL OF AN INCREASE IN AUTHORIZED COMMON STOCK

     On March 7, 1997, the Board of Directors, approved an amendment to the first paragraph of Article IV of the Restated Certificate of Incorporation of the Company to increase to 50,000,000 the number of shares of Common Stock authorized for issuance, and directed that the amendment (the "Amendment") be submitted to a vote of stockholders at the Annual Meeting. In connection therewith, the Board of Directors proposes for approval the Amendment in the form set forth as Exhibit A to this Proxy Statement.

     Article IV of the Company's Restated Certificate of Incorporation, as currently in effect, authorizes the issuance of up to an aggregate of 30,000,000
shares of Common Stock. As of April 4, 1997,             shares of Common Stock
were issued and outstanding. Approximately             shares of Common Stock
have been reserved for issuance pursuant to various employee compensation and benefit plans of the Company and its subsidiaries. The Board of Directors believes it would be desirable and in the long-term interest of the Company to increase the number of shares for possible stock dividends, stock splits, employee benefit plan issuances, acquisitions, financings and for such other corporate purposes as may arise. Timing is frequently important in such transactions and, therefore, it is desirable to have available a sufficient number of authorized shares of Common Stock, without having to seek an immediate vote of stockholders. Therefore, the Board of Directors has approved and recommends to stockholders an increase in the number of shares of authorized Common Stock to an aggregate of 50,000,000 shares in accordance with the Amendment.

     Other than as set forth above, the Company currently has no specific plans calling for issuance of any of the additional shares of the Company's Common Stock. The rules of the New York Stock Exchange require stockholder approval of issuances of the Company's Common Stock under certain circumstances including those in which the number of shares to be issued is equal to or exceeds 20% of the voting power outstanding (i.e., for the Company
as of April 4, 1997, issuance of more than approximately             shares of
Common Stock). In other instances, the issuance of additional shares of authorized Common Stock would be within the discretion of the Board of Directors, without the requirement of further action by stockholders. All newly authorized shares would have the same rights as the presently authorized shares, including the right to cast one vote per share and to participate in dividends when and to the extent declared and paid. Under the Company's Restated Certificate of Incorporation, stockholders do not have preemptive rights. Accordingly, the rights of existing stockholders may, depending on how additional shares of Common Stock are issued, be diluted by their issuance. While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, the Board of Directors does not intend or view the increase in authorized Common Stock as an anti-takeover measure, nor is the Company aware of any proposed or contemplated transaction of this type.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE TO 50,000,000 THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE.

     Assuming the presence of a quorum, the affirmative vote of the holders of a majority of all the shares of the Company's Common Stock outstanding is required for adoption of the proposed Amendment to the Company's Restated Certificate of Incorporation. Under applicable Delaware law, in determining whether the proposed has received the requisite number of affirmative votes, absentations and instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy will be counted and will have the same effect as a vote against the proposal.

3. APPROVAL OF THE ORION CAPITAL CORPORATION EQUITY INCENTIVE PLAN

GENERAL

     The Board of Directors adopted on September 11, 1996 a new stock-based, long-term incentive plan entitled the "Orion Capital Corporation Equity Incentive Plan" (the "Equity Plan") for key employees of the Company. The Equity Plan is effective as of September 11, 1996. No stock-based award can be granted to any officer of the Company pursuant to the terms of the Equity Plan and the rules of the New York Stock Exchange unless and until the Equity Plan is approved by the Company's stockholders.

     The Board of Directors believes that the Equity Plan will assist the Company in attracting, retaining and rewarding key employees and will enable such employees to acquire or increase a proprietary interest in the Company and thus align the interests of such employees and the Company's stockholders. The Equity Plan will also provide such employees an increased incentive to expend their maximum efforts for the success of the Company's businesses. The Equity Plan is intended to permit the maximum flexibility in granting incentives as well as to permit the adoption of innovative compensation arrangements.

     The Equity Plan is intended to supplement and eventually replace the Company's 1982 Long-Term Incentive Plan ("82 Plan"). Almost all 800,000 shares authorized under the 82 Plan have been utilized. As of March 31, 1997, approximately 96,084 shares of Common Stock and approximately 134,047 performance units remain available for awards under the 82 Plan. Even if the Equity Plan is approved by the Company's stockholders, any stock options, performance units or shares of restricted stock previously granted under the 82 Plan will remain outstanding. In addition, further awards will be made under the 82 Plan until all its authorized shares and performance units are fully utilized or the 82 Plan terminates.

     A summary of the principal provisions of the Equity Plan is set forth below. This summary is qualified in its entirety by reference to the full text of the Equity Plan, which is attached as Exhibit B to this Proxy Statement. Capitalized terms used herein will, unless otherwise defined, have the meanings assigned to them in the text of the Equity Plan.

ADMINISTRATION

     The Equity Plan will be administered by the Compensation Committee (the "Committee") of the Board. The Company's By-Laws require that the Committee consist only of directors who are not officers or employees of the Company. The Committee is authorized, among other things, to construe, interpret and implement the provisions of the Equity Plan, to select the employees to whom awards will be granted, to determine the terms and conditions of such awards and to make all other determinations deemed necessary or advisable for the administration of the Equity Plan.

SHARES AVAILABLE

     The aggregate number of shares of Common Stock available for issuance under the Equity Plan will be 700,000 and the aggregate number of Performance Units which can be awarded under the Equity Plan can not exceed 350,000, subject in each case to adjustment as described below. Such shares may be authorized and unissued shares or treasury shares. On April 4, 1997, the closing price of the
Common Stock on the New York Stock Exchange was $     per share. The authorized
shares under the Equity Plan represent   % of the Company's outstanding Common
Stock as of April 4, 1997.

     If any shares of Common Stock subject to an award are forfeited or the award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares, the shares subject to such award will again be available for awards. If any Performance Units awarded under the Equity Plan are forfeited or canceled, the Performance Units will again be available for awards. If the Committee determines that any stock dividend, recapitalization, split, reorganization, merger, consolidation, combination, repurchase, or other similar corporate transaction or event, affects the Common Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of participants, then the Committee may adjust any or all of (i) the number and kind of shares of Common Stock which may thereafter be issued in connection with awards, (ii) the number and kind of shares of Common Stock issuable in respect of outstanding awards,
(iii) the aggregate number and kind of shares of Common Stock available, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any award. If deemed appropriate, the Committee may also provide for cash payments relating to outstanding awards. The Committee may also adjust performance conditions and other terms of awards in response to unusual or nonrecurring events or to changes in applicable laws, regulations, or accounting principles, except to the extent that such adjustment would adversely affect the status of any outstanding Performance-Based Awards (as defined in the Equity Plan) as "performance-based compensation" under the Internal Revenue Code of 1986, as amended (the "Code").

ELIGIBILITY

     Persons eligible to participate in the Equity Plan include all key employees of the Company and its subsidiaries, as determined by the Committee. On October 11, 1996, the Committee made awards to 158 non-officers of the Company who are key employees of the Company or one of its subsidiaries. No officer of the Company has received any awards under the Equity Plan. See "Executive Compensation -- Summary Compensation Table" for information on awards made to the Named Executive Officers under the 82 Plan. While the specific individuals to whom awards will be made in the future cannot be determined at this time, it is anticipated that currently approximately 175 key employees are eligible for participation in the Equity Plan.

AWARDS

     The Equity Plan is designed to give the Committee the maximum flexibility in providing incentive compensation to key employees. The Equity Plan provides for the grant of incentive stock options, nonqualified stock options, stock appreciation rights, restricted stock, bonus stock, awards in lieu of cash obligations, other stock-based awards and Performance Units. The Equity Plan also permits cash payments either as a separate award or as a supplement to a stock-based award, and for the income and employment taxes imposed on a participant in respect of any award. Since the Committee may, in its discretion, grant a combination of an option, stock appreciation rights, other stock-based awards and a cash award, it is possible that one or more restrictions or requirements in the Equity Plan applicable to any individual type of award, including the requirements that options be granted at fair market value, can, in effect, be avoided.

     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS ("SARS"). The Committee is authorized to grant stock options, including both incentive stock options ("ISOs"), which can result in potentially favorable tax treatment to the participant, and nonqualified stock options. The Committee can also grant SARs entitling the participant to receive the excess of the fair market value of a share of Common Stock on the date of exercise over the grant price of the SAR. The exercise price per share of Common Stock subject to an option and the grant price of an SAR is determined by the Committee, provided that the exercise price may not be less than the fair market value of the Common Stock on the date of grant. However, the Equity Plan also allows the Committee to grant an option, an SAR or other award allowing the purchase of Common Stock at an exercise price or grant price less than fair market value when it is granted in substitution for some other award or retroactively in tandem to an outstanding award. In those cases, the exercise or grant price may be the fair market value at that date, at the date of the earlier award or at that date reduced by the fair market value of the award required to be surrendered as a condition to the receipt of the substitute award. The terms of each option or SAR, the times at which each option or SAR will be exercisable, and provisions requiring forfeiture of unexercised options or SARs at or following termination of employment will be fixed by the Committee. However, no ISO or SAR granted in tandem will have a term exceeding ten years. Options may be exercised by payment of the exercise price in cash or in Common Stock, outstanding awards or other property (including notes or obligations to make payment on a deferred basis, or through "cashless exercises") having a fair market value equal to the exercise price, as the Committee may determine from time to time. The Committee also determines the methods of exercise and settlement and certain other terms of the SARs.

     RESTRICTED STOCK. The Equity Plan also authorizes the Committee to grant restricted stock. Restricted stock is an award of shares of Common Stock which may not be disposed of by participants and which may be forfeited in the event of certain terminations of employment or certain other events prior to the end of a restriction period established by the Committee. Such an award entitles the participant to all of the rights of a stockholder of the Company, including the right to vote the shares and the right to receive any dividends thereon, unless otherwise determined by the Committee.

     OTHER STOCK-BASED AWARDS; BONUS STOCK AND AWARDS IN LIEU OF CASH OBLIGATIONS. In order to enable the Company to respond to business and economic developments and trends in executive compensation practices, the Equity Plan authorizes the Committee to grant awards that are denominated or payable in, or valued in whole or in part by reference to the value of, Common Stock. The Committee will determine the terms and conditions of such awards, including consideration to be paid to exercise awards in the nature of purchase rights, the period during which awards will be outstanding and forfeiture conditions and restrictions on awards. In addition, the Committee is authorized to grant shares as a bonus, free of restrictions, or to grant shares or other awards in lieu of Company obligations to pay cash or deliver other property under other plans or compensatory arrangements, subject to such terms as the Committee may specify.

     CASH PAYMENTS. The Committee may grant the right to receive cash payments whether as a separate award or as a supplement to any stock-based awards. Also, to encourage participants to retain awards payable in stock by providing a source of cash sufficient to pay the income and employment taxes imposed as a result of a payment pursuant to, or the exercise or vesting of, any award, the Equity Plan authorizes the Committee to grant a Tax Bonus in respect of any award.

     PERFORMANCE UNITS. The Committee is also authorized to grant Performance Units. A Performance Unit is a right to receive a payment in cash equal to the increase in the book value of the Company if specified performance goals during a specified time period are met. The Committee has the discretion to establish the performance goals and the performance periods relating to each Performance Unit. A performance goal is a goal expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement selected by the Committee, in its discretion, and may relate to the operations of the Company as a whole or any subsidiary, division or department, and the performance periods may be of such lengths as the Committee may select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time.

     PERFORMANCE-BASED AWARDS. The Committee may (but is not required to) grant awards pursuant to the Equity Plan to a participant who, in the year of grant, may be among the Company's Chief Executive Officer and the four other most highly compensated executive officers ("Covered Employees"), which are intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a "Performance-Based Award"). If the Committee grants an award as a Performance-Based Award, the right to receive payment of such award, other than stock options and SARs granted at not less than fair market value on the date of grant, will be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals may vary from participant to participant and Performance-Based Award to Performance-Based Award. The goals will be based upon (i) the attainment of specific amounts of, or increases in, one or more of the following: revenues, earnings, cash flow, net worth, book value, stockholder's equity, financial return ratios, market performance or total stockholder return, and/or (ii) the completion of certain business or capital transactions. Before any Performance-Based Award is paid, the Committee will certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

     The maximum amount which may be granted as Performance-Based Awards to any participant in any calendar year shall not exceed (i) stock-based awards for 100,000 shares of Common Stock (whether payable in cash or stock), subject to adjustment as provided in the Equity Plan, (ii) 100,000 Performance Units, (iii) a tax bonus payable with respect to the stock-based awards and Performance Units and (iv) cash payments (other than tax bonuses) of $1,000,000. The Committee has the discretion to grant an award to a participant who may be a Covered Employee which is not a Performance-Based Award.

OTHER TERMS OF AWARDS

     In the discretion of the Committee, awards may be settled in cash, Common Stock, other awards or other property. The Committee may require or permit participants to defer the distribution of all or part of an award in accordance with such terms and conditions as the Committee may establish, including payment of reasonable interest on any deferred amounts under the Equity Plan. Awards granted under the Equity Plan may not be pledged or otherwise encumbered. Generally, unless the Committee determines otherwise, Awards are not transferable except by will or by the laws of descent and distribution, or otherwise if permitted under Rule 16b-3 of the Exchange Act and by the Committee.

     The Equity Plan grants the Committee broad discretion in the operation and administration of the Equity Plan. This discretion includes the authority to make adjustments in the terms and conditions of, and the criteria included in performance conditions related to, any awards in recognition of unusual or recurring events affecting the Company or in response to changes in applicable laws, regulations or accounting principles. However, no such adjustment may adversely affect the status of any outstanding award as a Performance-Based Award. Furthermore, the Committee can waive any condition applicable to any award, and may adjust any performance condition specified in connection with any award, if such adjustment is necessary, to take account of a change in the Company's strategy, performance of comparable companies or other circumstances. However no adjustment may adversely affect the status of any outstanding award as a Performance-Based Award.

     Awards under the Equity Plan generally will be granted for no consideration other than services. The Committee may, however, grant awards alone, in addition to, in tandem with, or in substitution for, any other award under the Equity Plan, other awards under other Company plans, including the 82 Plan, or other rights to payment from the Company. Awards granted in addition to or in tandem with other awards may be granted either at the same time or at different times. If an award is granted in substitution for another award, the participant must surrender such other award in consideration for the grant of the new award.

CHANGE OF CONTROL

     In the event of a change of control of the Company, all awards granted under the Equity Plan (including Performance-Based Awards) that are outstanding and not yet vested or exercisable or which are subject to restrictions, will become immediately 100% vested in each participant or will be free of any restrictions, and will be exercisable for the remaining duration of the award. All awards that are exercisable as of the effective date of the change of control will remain exercisable for the remaining duration of the award.

     Under the Equity Plan, a change of control occurs upon any of the following events: (i) the acquisition, in one or more transactions, of beneficial ownership by any person or group, (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary), of any securities of the Company such that, as a result of such acquisition, such person or group, either (A) beneficially owns, directly or indirectly, more than 20% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board of Directors; (ii) a change in the composition of the Board of Directors such that a majority of the members of the Board of Directors are not Continuing Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one or more transactions, of all or substantially all the Company's assets. The foregoing events will not be deemed to be a change of control if the transaction or transactions causing such change were approved in advance by the affirmative vote of at least a majority of the Continuing Directors.

AMENDMENT AND TERMINATION

     The Board of Directors may amend, alter, suspend, discontinue, or terminate the Equity Plan or the Committee's authority to grant awards thereunder without further stockholder approval or the consent of the participants, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of the securities exchange on which the Common Stock is then quoted or listed or as otherwise required by Rule 16b-3 under the Exchange Act. Notwithstanding the foregoing, unless approved by the stockholders, no amendment will: (i) change the class of persons eligible to receive awards; (ii) materially increase the benefits accruing to participants under the Equity Plan; or (iii) increase the number of shares of Common Stock subject to the Equity Plan.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND THE PARTICIPANT

     The following discussion is a brief summary of the principal United States Federal income tax consequences under current Federal income tax laws relating to awards under the Equity Plan. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign income and other tax consequences.

     A participant will not realize any income upon the award of an option (including any other stock-based award in the nature of a purchase right), an SAR or a Performance Unit, nor will the Company be entitled to any tax deduction.

     When a participant who has been granted an option which is not an ISO exercises that option and receives Common Stock which is either "transferable" or not subject to a "substantial risk of forfeiture" under Section 83(c) of the Code, the participant will realize compensation income subject to withholding taxes. The amount of that compensation income will equal the excess of the fair market value of the Common Stock (without regard to any restrictions) on the date of exercise of the option over its exercise price, and the Company will generally be entitled to a tax deduction in the same amount and at the same time as the compensation income is realized by the participant. The participant's tax basis for the Common Stock so acquired will equal the sum of the compensation income realized and the exercise price. Upon any subsequent sale or exchange of the Common Stock, the gain or loss will generally be taxed as a capital gain or loss and will be a long-term capital gain or loss if the Common Stock has been held for more than one year after the date of exercise.

     If a participant exercises an option which is an ISO and the participant has been an employee of the Company or its subsidiaries throughout the period from the date of grant of the ISO until three months prior to its exercise, the participant will not realize any income upon the exercise of the ISO (although alternative minimum tax liability may result), and the Company will not be entitled to any tax deduction. If the participant sells or exchanges any of the shares acquired upon the exercise of the ISO more than one year after the transfer of the shares to the participant and more than two years after the date of grant of the ISO, any gain or loss (based upon the difference between the amount realized and the exercise price of the ISO) will be treated as long-term capital gain or loss to the participant. If such sale, exchange or other disposition takes place within two years of the grant of the ISO or within one year of the transfer of shares to the participant, the sale, exchange or other disposition will generally constitute a "disqualifying disposition" of such shares. As a result, to the extent that the gain realized on the disqualifying disposition does not exceed the difference between the fair market value of the shares at the time of exercise of the ISO over the exercise price, such amount will be treated as compensation income in the year of the disqualifying disposition, and the Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant. The balance of the gain, if any, will be treated as capital gain and will not result in any deduction by the Company.

     With respect to other awards (including an SAR or a Performance Unit) granted under the Equity Plan that may be settled either in cash or in Common Stock or other property that is either transferable or not subject to a substantial risk of forfeiture under Section 83(c) of the Code, the participant will realize compensation income (subject to withholding taxes) equal to the amount of cash or the fair market value of the Common Stock or other property received. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

     With respect to awards involving Common Stock or other property that is both nontransferable and subject to a substantial risk of forfeiture, unless an election is made under Section 83(b) of the Code, as described below, the participant will realize compensation income equal to the fair market value of the Common Stock or other property received at the first time the Common Stock or other property is either transferable or not subject to a substantial risk of forfeiture. The Company will be entitled to a deduction in the same amount and at the same time as the compensation income is realized by the participant.

     Even though Common Stock or other property may be nontransferable and subject to a substantial risk of forfeiture, a participant may elect (within 30 days of receipt of the Common Stock or other property) to include in gross income the fair market value (determined without regard to such restrictions) of such Common Stock or other property at the time received. In that event, the participant will not realize any income at the time the Common Stock or other property either becomes transferable or is not subject to a substantial risk of forfeiture, but if the participant subsequently forfeits such Common Stock or other property, the participant's loss would be limited only to the amount actually paid for the Common Stock or other property. While such Common Stock or other property remains nontransferable and subject to a substantial risk of forfeiture, any dividends or other income will be taxable as additional compensation income. Finally, special rules may apply with respect to participants subject to Section 16(b) of the Exchange Act.

     The Committee may condition the payment, exercise or vesting of any award on the payment of the withholding taxes and may provide that a portion of the Common Stock or other property to be distributed will be withheld (or previously acquired stock or other property surrendered by the participant) to satisfy such withholding and other tax obligations.

     Finally, amounts paid pursuant to an award which vests or becomes exercisable, or with respect to which restrictions lapse, upon a change in control may constitute a "parachute payment" under Section 280G of the Code. To the extent any such payment constitutes an "excess parachute payment," the Company would not be entitled to deduct such payment and the participant would be subject to a 20 percent excise tax (in addition to regular income tax).

SECTION 162(M) PROVISIONS

     The Equity Plan was designed to permit the deduction by the Company of the compensation realized by certain officers in respect of long-term incentive compensation granted under the Equity Plan which is intended by the Committee to qualify as "performance-based compensation" under Section 162(m) of the Code.
Section 162(m) of the Code generally disallows a deduction to the Company for compensation paid in any year in excess of $1 million to the Covered Employees. Certain compensation, including compensation that meets the specified requirements for "performance-based compensation," is not subject to this deduction limit. Among the requirements for compensation to qualify as "performance-based compensation" is that the material terms pursuant to which the compensation is to be paid be disclosed to, and approved by, the stockholders of the Company in a separate vote prior to the payment. Accordingly, if the Equity Plan is approved by the stockholders, then the compensation payable pursuant to awards granted to officers who in the year of grant may be Covered Employees and which are intended by the Committee to qualify as "performance-based compensation" should, provided the other requirements of Section 162(m) of the Code are satisfied, not be subject to the deduction limit of Section 162(m) of the Code.

AWARDS OUTSTANDING

     On October 11, 1996, the Committee of the Company awarded, under the Equity Plan, options for 89,722 shares of Common Stock, 40,929 shares of Restricted Stock and 24,644 Performance Units to 158 employees of the Company. No awards were made to the officers of the Company under the Equity Plan.

     The options awarded all have an exercise price of $51.56 per share and have an expiration date of October 11, 2006. The Restricted Stock and Performance Units all vest over four years, ending on October 11, 2000. The closing sale
price of the Company's Common Stock on the New York Stock Exchange on April   ,
1997 was $     .

     The Committee has determined that Performance Units awarded on that date will have a Performance Target of an 11% average annual increase in the Company's book value per share during a four-year Performance Period. As Performance Units vest, the Compensation Committee will determine the percentage of book value earned based on the performance scale ("Applicable Percentages"). The 1996-2000 Applicable Percentages are as follows:

                                          % OF BOOK
AVERAGE ANNUAL                         VALUE FOR SHARE
  GROWTH IN                           (PERFORMANCE UNIT)
  BOOK VALUE                                EARNED
--------------                        ------------------
    11.0%                                     100%
     9.5                                       75
     8.0                                       50
     7.0                                       25
     6% and under                               0

SHAREHOLDER APPROVAL

     Unless the Equity Plan is approved by the stockholders, no awards under the Equity Plan can be made to officers of the Company, but awards will continue to be made to key employees of the Company who are not officers.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

     Adoption of the proposal will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon. Proxies not indicated to the contrary will be voted for the approval of the proposal.

4. APPROVAL OF AMENDMENTS TO THE 1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS.

     On May 31, 1995, the stockholders of the Corporation approved the adoption of the 1994 Stock Option Plan for Non-Employee Directors (the "Option Plan"). The Option Plan is intended to promote the interest of the Company and its stockholders by strengthening the Company's ability to attract and retain the services of experienced and knowledgeable non-employee Directors and by encouraging such Directors to acquire an increased proprietary interest in the Company.

     Pursuant to the current terms of the Plan, a new Director receives an Option to purchase 5,000 shares immediately following the Annual Meeting at which such Director is first elected to be a Director. In addition, each year thereafter an option to purchase 1,000 shares is granted immediately following the Company's Annual Meeting to each eligible Director at such time. All options granted under the Option Plan are non-statutory options and do not qualify under
Section 4.2 of the Code.

     Each option granted under the Option Plan expires ten years from the date of grant. The option exercise price per share may not be less than 100% of the fair market value per share on the day the option is granted. Options granted immediately following an Annual Meeting shall fully vest and become exercisable and non-forfeitable on the day of the next Annual Meeting, if the optionee has continued to serve as a Director until that meeting. Options granted other than immediately following an Annual Meeting fully vest and become exercisable and non-forfeitable on the first anniversary of the day on which such option is granted, if the optionee has continued to serve as a Director until that day.

     Only members of the Company's Board of Directors who are not otherwise an employee of the Company or any subsidiary of the Company, are eligible to participate in the Option Plan. There are currently eleven eligible Directors of the Company. An aggregate of 100,000 shares are reserved for option grants under the Option Plan. As of March 31, 1997, in the aggregate Options covering 63,000 shares are outstanding at exercise prices ranging from $32.75 to $48.50 per share.

     After almost two years experience with the Plan, it has been determined by the Compensation Committee that it would be more appropriate to award an initial option to a Director when he or she is first appointed a member of the Board rather than having the Director wait until the first annual meeting of stockholders following such appointment. It would appear the better practice to immediately align a new Director's interest with that of the Company's stockholders rather than deferring such an award until the annual meeting date. The initial award will only be made on the date a Director is first appointed to the Board if the next annual meeting is at least six months after that date. In addition, it has been determined, based on a competitive review of the Board's compensation package, that the annual grant of an option for 1,000 shares appears to be a smaller award than is typical of similar non-employee director stock option plans at other companies. Consequently, in order to maintain parity of the Option Plan with that of other companies, it is proposed that the Option Plan be amended to increase the annual option award from 1,000 shares to 2,000 shares.

     The Option Plan requires that certain amendments be approved by the stockholders of the Company, including any increase (except in accordance with the antidilution provisions of the Option Plan) in the aggregate number of shares as to which options may be awarded, either to all persons or to any one person.

     The maximum aggregate number of shares of Common Stock for which stock options may be awarded under the Option Plan is 100,000 shares. As of April 4, 1997, approximately 37,000 shares of Common Stock remain available for awards under the Option Plan. On May 29, 1996, assuming the stockholders approve the amendment to increase the annual awards under the Option Plan, an additional 32,000 shares will be utilized, leaving only 5,000 shares authorized for future awards. In addition, as a result of retirements it is expected that at least one new individual will join the Company's Board of Directors prior to the next Annual Stockholders meeting. Since each new director receives a 5,000 share grant all the currently authorized shares under the Option Plan would be utilized. To permit the continuation of the Plan and to provide additional shares for future awards, it is proposed that the Plan be amended to increase the number of authorized shares of Common Stock by 100,000 shares to 200,000
shares. The increase in authorized shares under the Plan represents   % of the
Company's outstanding Common Stock as of April 4, 1997.

     No other amendments are proposed to the Option Plan. The full text of the proposed amendments to the Option Plan is set forth in Exhibit C attached to this Proxy Statement.

     If the amendments to the Option Plan are approved by the Company's stockholders at the Annual Meeting, the amendments will become effective as of that date and immediately following the Annual Meeting all eleven non-employee Directors shall automatically be granted options to purchase 2,000 shares. In addition, on that same day, Ms. Fash and Mr. Cheesbrough will be granted an initial option to purchase 5,000 shares.

     It has been the Company's practice to attempt to align the Board's and management's interests directly with those of the Company's stockholders. A portion of the compensation package for the non-employee directors is, therefore, made available through stock incentive compensation. The Board of Directors believes that continuing the practice of granting stock incentives to the non-employee directors of the Company is appropriate in furthering mutuality of interests with shareholders and, therefore, recommends approval of the amendment to the Option Plan, including the authorization to increase the number of shares under the Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL.

     Adoption of this proposal will require the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon. Proxies not indicated to the contrary will be voted for the approval of the proposal.

5. RATIFICATION OF SELECTION OF AUDITORS

     The Board has selected Deloitte & Touche LLP, independent certified public accountants, as independent auditors for the Company for the year 1997. A resolution will be submitted to stockholders at the meeting for ratification of such selection and the accompanying proxy will be voted for such ratification, unless instructions to the contrary are indicated therein. Although ratification by stockholders is not a legal prerequisite to the Board's selection of Deloitte & Touche LLP as the Company's independent certified public accountants, the Company believes such ratification to be desirable. If the stockholders do not ratify the selection of Deloitte & Touche LLP, the selection of independent certified public accountants will be reconsidered by the Board; however, the Board may select Deloitte & Touche LLP, notwithstanding the failure of the stockholders to ratify its selection.

     The Board expects that a representative of Deloitte & Touche LLP will be present at the meeting, will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions.

     Deloitte & Touche LLP has been the Company's independent certified public accountants since March 31, 1976. During the fiscal year ended December 31, 1996, Deloitte & Touche LLP performed audit services for the Company, including attendance at meetings with the Audit Committee and the Board on matters related to the audit, consultations during the year on matters related to accounting, tax and financial reporting and review of financial and related information included in filings with the SEC and other regulatory agencies.

     The appointment of auditors is approved annually by the Board. The decision of the Board is based upon the recommendation of the Audit Committee of the Board. In making its recommendation as to the appointment of auditors, the Audit Committee has regularly reviewed both the proposed audit scope and the estimated audit fees for the coming year.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

6. MISCELLANEOUS MATTERS

     As of the date of this Proxy Statement, the Board knows of no business that will be presented for consideration at the meeting other than that which has been referred to above. As to other business, if any, that may come before the meeting, proxies in the enclosed form will be voted in accordance with the judgment of the person or persons voting the proxies.

STOCKHOLDER NOMINATIONS AND PROPOSALS

     The Company's By-Laws require that there be furnished to the Company written notice with respect to the nomination of a person for election as a Director (other than a person nominated at the direction of the Board), as well as the submission of a proposal (other than a proposal submitted at the direction of the Board), at a meeting of stockholders. In order for any such nomination or submission to be proper, the notice must contain certain information concerning the nominating or proposing stockholder, and the nominee or the proposal, as the case may be, and must be furnished to the Company not later than March 27, 1998. A copy of the applicable provisions of the By-Laws may be obtained by a stockholder, without charge, upon written request to the Secretary of the Company at its principal executive offices.

     In addition to the foregoing, in accordance with the rules of the SEC, any proposal of a stockholder intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Secretary of the Company by December 18, 1997, in the form required under and subject to the other requirements of the applicable rules of the SEC, in order for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 1998 Annual Meeting, scheduled for Wednesday, May 27, 1998.

COST OF PROXY SOLICITATION

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares of Common Stock. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies personally or by telephone. No compensation other than their regular compensation will be paid to officers or employees for any solicitation which they may make. The Company has retained D.F. King & Co., Inc., New York, New York to assist in the solicitation of proxies for an estimated fee of $10,000 plus reimbursement of out-of-pocket expenses.

     At any time prior to being voted, the enclosed proxy is revocable by written notice to the Secretary of the Company or by attendance at the meeting and voting in person.

                                        By order of the Board of Directors,
April 7, 1997
                                            Michael P. Maloney
                                            Senior Vice President, General
                                            Counsel and Secretary

                                                                       EXHIBIT A

                               FIRST PARAGRAPH OF
                                   ARTICLE IV
                        OF THE ORION CAPITAL CORPORATION
                     RESTATED CERTIFICATE OF INCORPORATION
                          (AS PROPOSED TO BE AMENDED)

                                      IV.
                                     STOCK

     The total number of shares of stock of all classes which the corporation has authority to issue is Fifty-Five Million (55,000,000 shares, of which Fifty Million (50,000,000) shares shall be Common Stock, with a par value of One Dollar ($1.00) per share, and Five Million (5,000,000) shares shall be Preferred Stock, with a par value of One Dollar ($1.00) per share.

 [Emphasis added -- All other provisions of Article IV will remain unchanged.]

                                                                       EXHIBIT B

                           ORION CAPITAL CORPORATION
                             EQUITY INCENTIVE PLAN

SECTION 1.  PURPOSE OF THE PLAN

     The purpose of the Orion Capital Corporation Equity Incentive Plan (The "Plan") is to further the interests of Orion Capital Corporation (the "Company") and its shareholders by providing long-term performance incentives to those key employees of the Company and its Subsidiaries who are largely responsible for the management, growth and protection of the business of the Company and its Subsidiaries.

SECTION 2.  DEFINITIONS

     For purposes of the Plan, the following terms shall be defined as set forth below:

     (a) "Award" means any Option, Performance Unit, SAR (including a Limited
SAR), restricted Stock, Stock granted as a bonus or in lieu of other awards, other Stock-Based Award, Tax Bonus or other cash payments granted to a Participant under the Plan.

     (b) "Award Agreement" means the written agreement, instrument or document evidencing an Award.

     (c) "Change of Control" means and includes each of the following: (i) the acquisition, in one or more transactions, of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) by any person or entity or any group of persons or entities who constitute a group (within the meaning of Section 13(d)(3) of the Exchange Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a Subsidiary, of any securities of the Company such that, as a result of such acquisition, such person, entity or group either (A) beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 20% of the Company's outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board of Directors of the Company or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) a change in the composition of the Board of Directors of the Company such that a majority of the members of the Board of Directors of the Company are not Continuing Directors; or (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one or more transactions) all or substantially all of the Company's assets.

     Notwithstanding the foregoing, the preceding events shall not be deemed to be a Change of Control if, prior to any transaction or transactions causing such change, a majority of the Continuing Directors shall have voted not to treat such transaction or transactions as resulting in a Change of Control.

     (d) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     (e) A "Continuing Director" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board on the effective date of the Plan or (ii) was nominated for election or elected to such Board with the affirmative vote of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

     (f) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (g) "Fair Market Value" means, with respect to Stock, Awards, or other property, the fair market value of such Stock, Awards, or other property determined by such methods or procedures as shall be established from time to time by the Committee in good faith and in accordance with applicable law. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall mean the mean of the high and low sales prices of Stock on the relevant date as reported on the stock exchange or market on which the Stock is primarily traded, or if no sale is made on such date, then the Fair Market Value is the weighted average of the mean of the high and low sales prices of the Stock on the next preceding day and the next succeeding day on which such sales were made, as reported on the stock exchange or market on which the Stock is primarily traded.

     (h) "ISO" means any Option designated as an incentive stock option within the meaning of Section 422 of the Code.

     (i) "Limited SAR" means an SAR exercisable only for cash upon a Change of Control or other event, as specified by the Committee.

     (j) "Option" means a right granted to a Participant pursuant to Section 6(b) to purchase Stock at a specified price during specified time periods. An Option may be either an ISO or a nonstatutory Option (an Option not designated as an ISO).

     (k) "Performance Unit" means a right granted to a Participant pursuant to
Section 6(c) to receive a payment in cash equal to the increase in the book value of the Company during specified time periods if specified performance goals are met.

     (l) "Restricted Stock" means Stock awarded to a Participant pursuant to
Section 6(d) that may be subject to certain restrictions and to a risk of forfeiture.

     (m) "Stock-Based Award" means a right that may be denominated or payable in, or valued in whole or in part by reference to the market value of, Stock, including, but not limited to, any Option, SAR (including a Limited SAR), Restricted Stock, Stock granted as a bonus or Awards in lieu of cash obligations.

     (n) "SAR" or "Stock Appreciation Right" means the right granted to a Participant pursuant to Section 6(e) to be paid an amount measured by the appreciation in the Fair Market Value of Stock from the date of grant to the date of exercise of the right, with payment to be made in cash, Stock or as specified in the Award, as determined by the Committee.

     (o) "Subsidiary" means any corporation, partnership, joint venture or other business entity of which 50% or more of the outstanding voting power is beneficially owned, directly or indirectly, by the Company.

     (p) "Tax Bonus" means a payment in cash in the year in which an amount is included in the gross income of a Participant in respect of an Award of an amount equal to the federal, foreign, if any, and applicable state and local income and employment tax liabilities payable by the Participant as a result of
(i) the amount included in gross income in respect of the Award and (ii) the payment of the amount in clause (i) and the amount in this clause (ii). For purposes of determining the amount to be paid to the Participant pursuant to the preceding sentence, the Participant shall be deemed to pay federal, foreign, if any, and state and local income taxes at the highest marginal rate of tax imposed upon ordinary income for the year in which an amount in respect of the Award is included in gross income, after giving effect to any deductions therefrom or credits available with respect to the payment of any such taxes.

SECTION 3.  ADMINISTRATION OF THE PLAN

     The Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"). No member of the Committee while serving as such shall be eligible for participation in the Plan. Any action of the Committee in administering the Plan shall be final, conclusive and binding on all persons, including the Company, its Subsidiaries, employees, Participants, persons claiming rights from or through Participants and stockholders of the Company.

     Subject to the provisions of the Plan, the Committee shall have full and final authority in its discretion (a) to select the key employees who will receive Awards pursuant to the Plan ("Participants"), (b) to determine the type or types of Awards to be granted to each Participant, (c) to determine the number of shares of Stock to which an Award will relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, restrictions as to transferability or forfeiture, exercisability or settlement of an Award and waivers of accelerations thereof, and waivers of or modifications to performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine) and all other matters to be determined in connection with an Award; (d) to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Stock, other Awards or other property, or an Award may be cancelled, forfeited, or surrendered; (e) to determine whether, and to certify that, performance goals to which the settlement of an Award is subject are satisfied; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan, and to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan; and (g) to make all other determinations as it may deem necessary or advisable for the administration of the Plan. The Committee may delegate to officers or managers of the Company or any Subsidiary or to unaffiliated service providers the authority, subject to such terms as the Committee shall determine, to perform administrative functions and to perform such other functions as the Committee may determine, to the extent permitted under Rule 16b-3, Section 162(m) of the Code and applicable law.

SECTION 4.  PARTICIPATION IN THE PLAN

     Participants in the Plan shall be selected by the Committee from among the key employees of the Company and its Subsidiaries.

SECTION 5.  PLAN LIMITATIONS; SHARES SUBJECT TO THE PLAN

     (a) Subject to the provisions of Section 8(a) hereof, the aggregate number of shares of common stock, $1.00 par value, of the Company (the "Stock") available for issuance as Awards under the Plan shall not exceed 700,000 shares.

     No Award may be granted if the number of shares to which such Award relates, when added to the number of shares previously issued under the Plan and the number of shares which may then be acquired pursuant to other outstanding, unexercised Awards, exceeds the number of shares available for issuance pursuant to the Plan. If any shares subject to an Award are forfeited or such Award is settled in cash or otherwise terminates for any reason whatsoever without an actual distribution of shares to the Participant, any shares counted against the number of shares available for issuance pursuant to the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, or termination, again be available for Awards under the Plan; provided, however, that the Committee may adopt procedures for the counting of shares relating to any Award to ensure appropriate counting, avoid double counting, and provide for adjustments in any case in which the number of shares actually distributed differs from the number of shares previously counted in connection with such Award.

     (b) Subject to the provisions of Section 8(a) hereof, the aggregate number of Performance Units which may be awarded under the Plan shall not exceed 350,000. If any Performance Units awarded under the Plan shall be forfeited or cancelled, such Performance Units shall thereafter be available for award under the Plan.

SECTION 6.  AWARDS

     (a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 8(a)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant; provided, however, that the Committee shall retain full power to accelerate or waive any such additional term or condition as it may have previously imposed. All Awards shall be evidenced by an Award Agreement.

     (b) Options. The Committee may grant Options to Participants on the following terms and conditions:

          (i) Exercise Price. The exercise price of each Option shall be determined by the Committee at the time the Option is granted, but (except as provided in Section 7(a)) the exercise price of any Option shall not be less than the Fair Market Value of the shares covered thereby at the time the Option is granted.

          (ii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, whether the exercise price shall be paid in cash or by the surrender at Fair Market Value of Stock, or by any combination of cash and shares of Stock, including, without limitation, cash, Stock, other Awards, or other property (including notes or other contractual obligations of Participants to make payment on a deferred basis, such as through "cashless exercise" arrangements, to the extent permitted by applicable law), and the methods by which Stock will be delivered or deemed to be delivered to Participants.

          (iii) Incentive Stock Options. The terms of any Option granted under the Plan as an ISO shall comply in all respects with the provisions of
     Section 422 of the Code, including, but not limited to, the requirement that no ISO shall be granted more than ten years after the effective date of the Plan.

     (c) Performance Units. The Committee is authorized to grant Performance Units to Participants on the following terms and conditions:

          (i) Performance Criteria and Period. At the time it makes an award of Performance Units, the Committee shall establish both the performance goal or goals and the performance period or periods applicable to the Performance Units so awarded. A performance goal shall be a goal, expressed in terms of growth in book value, earnings per share, return on equity or any other financial or other measurement deemed appropriate by the Committee, or may relate to the results of operations or other measurable progress of either the Company as a whole or the Participant's Subsidiary, division or department. The performance period will be the period of time over which one or more of the performance goals must be achieved, which may be of such length as the Committee, in its discretion, shall select. Neither the performance goals nor the performance periods need be identical for all Performance Units awarded at any time or from time to time. The Committee shall have the authority, in its discretion, to accelerate the time at which any performance period will expire or waive or modify the performance goals of any Participant or Participants. The Committee may also make such adjustments, to the extent it deems appropriate, to the performance goals for any Performance Units awarded to compensate for, or to reflect, any material changes which may have occurred in accounting practices, tax laws, other laws or regulations, the financial structure of the Company, acquisitions or dispositions of business or Subsidiaries or any unusual circumstances outside of management's control which, in the sole judgment of the Committee, alters or affects the computation of such performance goals or the performance of the Company or any relevant Subsidiary, division or department.

          (ii) Value of Performance Units. The value of each Performance Unit at any time shall equal the book value per share of the Company's Stock, as such value appears on the consolidated balance sheet of the Company as of the end of the fiscal quarter immediately preceding the date of valuation.

     (d) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

          (i) Restricted Period. Restricted Stock awarded to a Participant shall be subject to such restrictions on transferability and other restrictions for such periods as shall be established by the Committee, in its discretion, at the time of such Award, which restrictions may lapse separately or in combination at such times, under such circumstances, or otherwise, as the Committee may determine.

          (ii) Forfeiture. Restricted Stock shall be forfeitable to the Company upon termination of employment during the applicable restricted periods. The Committee, in its discretion, whether in an Award Agreement or anytime after an Award is made, may accelerate the time at which restrictions or forfeiture conditions will lapse or remove any such restrictions, including upon death, disability or retirement, whenever the Committee determines that such action is in the best interests of the Company.

          (iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, such certificates may bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

          (iv) Rights as a Shareholder. Subject to the terms and conditions of the Award Agreement, the Participant shall have all the rights of a stockholder with respect to shares of Restricted Stock awarded to him or her, including, without limitation, the right to vote such shares and the right to receive all dividends or other distributions made with respect to such shares. If any such dividends or distributions are paid in Stock, the Stock shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which the Stock has been distributed.

     (e) Stock Appreciation Rights. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

          (i) Right to Payment. An SAR shall confer on the Participant to whom it is granted a right to receive, upon exercise thereof, the excess of (A) the Fair Market Value of one share of Stock on the date of exercise over
     (B) the grant price of the SAR as determined by the Committee as of the date of grant of the SAR, which grant price (except as provided in Section 7(a)) shall not be less than the Fair Market Value of one share of Stock on the date of grant.

          (ii) Other Terms. The Committee shall determine the time or times at which an SAR may be exercised in whole or in part, the method of exercise, method of settlement, form of consideration payable in settlement, method by which Stock will be delivered or deemed to be delivered to Participants, whether or not an SAR shall be in tandem with any other Award, and any other terms and conditions of any SAR. Limited SARs may be granted on such terms, not inconsistent with this Section 6(e), as the Committee may determine. Limited SARs may be either freestanding or in tandem with other Awards.

     (f) Bonus Stock and Awards in Lieu of Cash Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of Company or Subsidiary obligations to pay cash or deliver other property under other plans or compensatory arrangements; provided that, in the case of Participants subject to Section 16 of the Exchange Act, such cash amounts are determined under such other plans in a manner that complies with applicable requirements of Rule 16b-3 so that the acquisition of Stock or Awards hereunder shall be exempt from Section 16(b) liability. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee.

     (g) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Stock-Based Awards in addition to those provided in Sections 6(b) and (d) through (e) hereof, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(g) shall be purchased for such consideration and paid for at such times, by such methods, and in such forms, including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine.

     (h) Cash Payments. The Committee is authorized, subject to limitations under applicable law, to grant to Participants Tax Bonuses and other cash payments, whether awarded separately or as a supplement to any Stock-Based Award. The Committee shall determine the terms and conditions of such Awards.

SECTION 7.  ADDITIONAL PROVISIONS APPLICABLE TO AWARDS

     (a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan or any award granted under any other plan of the Company or any Subsidiary, or any business entity acquired by the Company or any Subsidiary, or any other right of a Participant to receive payment from the Company or any Subsidiary. If an Award is granted in substitution for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. Awards granted in addition to, or in tandem with other Awards or awards may be granted either as of the same time as, or a different time from, the grant of such other Awards or awards. The per share exercise price of any Option, grant price of any SAR, or purchase price of any other Award conferring a right to purchase Stock:

          (i) granted in substitution for an outstanding Award or award, shall be not less than the lesser of (A) the Fair Market Value of a share of Stock at the date such substitute Award is granted or (B) such Fair Market Value at that date, reduced to reflect the Fair Market Value at that date of the Award or award required to be surrendered by the Participant as a condition to receipt of the substitute Award; or

          (ii) retroactively granted in tandem with an outstanding Award or award, shall not be less than the lesser of the Fair Market Value of a share of Stock at the date of grant of the later Award or at the date of grant of the earlier Award or award.

     (b) Exchange and Buy Out Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, other Awards (subject to Section 7(a)), or other property based on such terms and conditions as the Committee shall determine and communicate to a Participant at the time that such offer is made.

     (c) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee.

     (d) Term of Awards. The term of each Award shall, except as provided herein, be for such period as may be determined by the Committee; provided, however, that in no event shall the term of any ISO, or any SAR granted in tandem therewith, exceed a period of ten years from the date of its grant (or such shorter period as may be applicable under Section 422 of the Code).

     (e) Form of Payment. Subject to the terms of the Plan and any applicable Award Agreement, payments or transfers to be made by the Company or a Subsidiary upon the grant or exercise of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Stock, other Awards, or other property (and may be made in a single payment or transfer, in installments, or on a deferred basis), in each case determined in accordance with rules adopted by, and at the discretion of, the Committee. (Such payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installments or deferred payments.) The Committee, in its discretion, may accelerate any payment or transfer upon a change in control as defined by the Committee. The Committee may also authorize payment upon the exercise of an Option by net issuance or other cashless exercise methods.

     (f) Loan Provisions. With the consent of the Committee, and subject at all times to laws and regulations and other binding obligations or provisions applicable to the Company, the Company may make, guarantee, or arrange for a loan or loans to a Participant with respect to the exercise of any Option or other payment in connection with any Award, including the payment by a Participant of any or all federal, state, or local income or other taxes due in connection with any Award. Subject to such limitations, the Committee shall have full authority to decide whether to make a loan or loans hereunder and to determine the amount, terms, and provisions of any such loan or loans, including the interest rate to be charged in respect of any such loan or loans, whether the loan or loans are to be with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which the loan or loans may be forgiven.

     (g) Awards to Comply with Section 162(m). The Committee may (but is not required to) grant an Award pursuant to the Plan to a Participant who, in the year of grant, may be a "covered employee," within the meaning of Section 162(m) of the Code, which is intended to qualify as "performance-based compensation" under Section 162(m) of the Code (a "Performance-Based Award"). The right to receive a Performance-Based Award, other than Options and SARs granted at not less than Fair Market Value, shall be conditional upon the achievement of performance goals established by the Committee in writing at the time such Performance-Based Award is granted. Such performance goals, which may vary from Participant to Participant and Performance-Based Award to Performance-Based Award, shall be based upon the attainment by the Company or any Subsidiary, division or department of specific amounts of, or increases in, one or more of the following, any of which may be measured either in absolute terms or as compared to another company or companies: revenues, earnings, cash flow, net worth, book value, stockholders' equity, financial return ratios, market performance or total stockholder return, and/or the completion of certain business or capital transactions. Before any compensation pursuant to a Performance-Based Award is paid, the Committee shall certify in writing that the performance goals applicable to the Performance-Based Award were in fact satisfied.

     The maximum amount which may be granted as Performance-Based Awards to any Participant in any calendar year shall not exceed (i) Stock-Based Awards for 100,000 shares of Stock (whether payable in cash or stock), subject to adjustment as provided in Section 8(a) hereof, (ii) 100,000 Performance Units,
(iii) a Tax Bonus payable with respect to the Stock-Based Awards described in clause (i) and Performance Units described in clause (ii), and (iv) cash payments (other than tax Bonuses) of $1,000,000.

     (h) Change of Control. In the event of a Change of Control of the Company, all Awards granted under the Plan (including Performance-Based Awards) that are still outstanding and not yet vested or exercisable or which are subject to restrictions shall become immediately 100% vested in each Participant or shall be free of any restrictions, as of the first date that the definition of Change of Control has been fulfilled, and shall be exercisable for the remaining duration of the Award. All Awards that are exercisable as of the effective date of the Change of Control will remain exercisable for the remaining duration of the Award.

SECTION 8. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION; ACCELERATION IN CERTAIN EVENTS

     (a) In the event that the Committee shall determine that any stock dividend, recapitalization, forward split or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase or share exchange, or other similar corporate transaction or event, affects the Stock or the book value of the Company such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and kind of shares of Stock which may thereafter be issued in connection with Awards, (ii) the number and kind of shares of Stock issuable in respect of outstanding Awards, (iii) the aggregate number and kind of shares of Stock available under the Plan, (iv) the number of Performance Units which may thereafter be granted and the book value of the Company with respect to outstanding Performance Units, and (v) the exercise price, grant price, or purchase price relating to any Award, or, if deemed appropriate, make provision for a cash payment with respect to any outstanding Award; provided, however, in each case, that no adjustment shall be made which would cause the Plan to violate Section 422(b)(1) of the Code with respect to ISOs or would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

     (b) In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding paragraph) affecting the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Notwithstanding the foregoing, no adjustment shall be made in any outstanding Performance-Based Awards to the extent that such adjustment would adversely affect the status of that Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

SECTION 9.  GENERAL PROVISIONS

     (a) Changes to the Plan and Awards. The Board of Directors of the Company may amend, alter, suspend, discontinue, or terminate the Plan or the Committee's authority to grant Awards under the Plan without the consent of the Company's stockholders or Participants, except that any such amendment, alteration, suspension, discontinuation, or termination shall be subject to the approval of the Company's stockholders within one year after such Board action if such stockholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to the stockholders for approval; provided, however, that without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such participant under any Award theretofore granted and any Award Agreement relating thereto. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue, or terminate, any Award theretofore granted and any Award Agreement relating thereto; provided, however, that without the consent of an affected Participant, no such amendment, alteration, suspension, discontinuation, or termination of any Award may materially and adversely affect the rights of such Participant under such Award.

     The foregoing notwithstanding, any performance condition specified in connection with an Award shall not be deemed a fixed contractual term, but shall remain subject to adjustment by the Committee, in its discretion at any time in view of the Committee's assessment of the Company's strategy, performance of comparable companies, and other circumstances, except to the extent that any such adjustment to a performance condition would adversely affect the status of a Performance-Based Award as "performance-based compensation" under Section 162(m) of the Code.

     Notwithstanding the foregoing, if the Plan is ratified by the stockholders of the Company at the Company's 1997 Annual Meeting of Stockholders, then unless approved by the stockholders of the Company, no amendment will: (i) change the class of persons eligible to receive Awards; (ii) materially increase the benefits accruing to Participants under the Plan, or (iii) increase the number of shares of Stock or the number of Performance Units subject to the Plan.

     (b) No Right to Award or Employment. No employee or other person shall have any claim or right to receive an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Subsidiary.

     (c) Taxes. The Company or any Subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock or any payroll or other payment to a Participant amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant's tax obligations.

     (d) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of such Participants to, any party, other than the Company or any Subsidiary, or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution, and such Awards and rights shall be exercisable during the lifetime of the Participant only by the Participant or his or her guardian or legal representative. Notwithstanding the foregoing, the Committee may, in its discretion, provide that Awards or other rights or interests of a Participant granted pursuant to the Plan (other than an ISO) be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may attach to such transferability feature such terms and conditions as it deems advisable. In addition, a Participant may, in the manner established by the Committee, designate a beneficiary (which may be a person or a trust) to exercise the rights of the Participant, and to receive any distribution, with respect to any Award upon the death of the Participant. A beneficiary, guardian, legal representative or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award Agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional restrictions deemed necessary or appropriate by the Committee.

     (e) No Rights to Awards; No Stockholder Rights. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. No Award shall confer on any Participant any of the rights of a stockholder of the Company unless and until Stock is duly issued or transferred to the Participant in accordance with the terms of the Award.

     (f) Discretion. In exercising, or declining to exercise, any grant of authority or discretion hereunder, the Committee may consider or ignore such factors or circumstances and may accord such weight to such factors and circumstances as the Committee alone and in its sole judgment deems appropriate and without regard to the affect such exercise, or declining to exercise such grant of authority or discretion, would have upon the affected Participant, any other Participant, any employee, the Company, any Subsidiary, any stockholder or any other person.

     (g) Effective Date.  The effective date of the Plan is September 11, 1996.

     (h) Shareholder Approval. Unless and until the Plan is approved by the stockholders of the Company at the Company's 1997 Annual Meeting of Stockholders, no Stock-Based Award may be granted to any officer of the Company.

                                                                       EXHIBIT C

                          SECTIONS 2, 6.2.1 AND 6.2.2
                        OF THE ORION CAPITAL CORPORATION
               1994 STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS
                          (AS PROPOSED TO BE AMENDED)

     2. SHARES SUBJECT TO THE PLAN.  Subject to adjustment as provided in
Article 7, the total number of shares of common stock (the "Common Stock") of the Company for which options may be granted under the Plan shall be 200,000 shares of Common Stock (the "Shares"). The Shares shall be shares currently authorized but unissued or currently held or subsequently acquired by the Company as treasury shares, including shares purchased in the open market or in private transactions. If any option granted under the Plan expires or terminates for any reason without having been exercised in full, the Shares subject to, but not delivered under, such options may become available for the grant of other options under the Plan. No shares delivered to the Company in full or partial payment of an option exercise price payable pursuant to Section 6.3 shall become available for the grant of other options under the Plan.

6.2 OPTION GRANT SIZE AND GRANT DATES.

     6.2.1 Initial Grants. An option to purchase 5,000 Shares as adjusted pursuant to Article 7 (an "Initial Grant") shall be granted to

          a. each Director who is an Eligible director on the Effective Date (as hereinafter defined), and

          b. each other Eligible Director immediately following the Annual Meeting at which such Director is first elected to be a Director, or at the close of business on the day upon which such eligible Director is first appointed by the Board to be a Director provided such date is at least six months prior to the next Annual Meeting of Stockholders; and provided further that, if an Eligible Director who previously received an Initial Grant terminates service as a Director and is subsequently elected or appointed to the Board, such Director shall not be eligible to receive a second Initial Grant, but shall be eligible to receive only Annual Grants as provided in Section 6.2.2.

     6.2.2 Annual Grants. An option to purchase 2,000 shares as adjusted pursuant to Article 7 (an "Annual Grant"), shall be granted automatically each year, immediately following the Annual Meeting to each Director who is an Eligible Director at such time.

     [Emphasis added -- all other provisions of the Option Plan will remain unchanged.]

                          DIRECTIONS TO ORION CAPITAL
                              9 FARM SPRINGS ROAD
                            FARMINGTON, CONNECTICUT

From Points West:

Interstate 84 East to Exit 37, Fienenmann Road. At end of exit, turn left. At light, turn right onto Farm Springs Road. Orion Capital is third right.

From Points East:

Interstate 84 West, to Exist 37, Fienenmann Road. At end of exit, go straight onto Farm Springs Road. Orion Capital is third right.

                                     [MAP]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                           ORION CAPITAL CORPORATION

        PROXY FOR HOLDERS OF COMMON STOCK -- ANNUAL MEETING MAY 29, 1997

        The undersigned holder of Common Stock of Orion Capital Corporation hereby appoints ALAN R. GRUBER, W. MARSTON BECKER and MICHAEL P. MALONEY, and each of them, with full power of substitution to each of them, and with authority in each to act in the absence of the other, as attorneys and proxies of the undersigned to vote, as designated below, all the shares of Common Stock which the undersigned could vote if personally present at the Annual Meeting of Stockholders of Orion Capital Corporation to be held at 9:30 A.M., Eastern Daylight Saving Time, Thursday, May 29, 1997, at the Company's operational headquarters, Orion Capital Companies, 9 Farm Springs Road, Farmington, Connecticut, and at any adjournments thereof.

PROXIES WILL BE VOTED AS SPECIFIED. WHERE NO SPECIFICATION IS GIVEN, PROXIES WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3, 4 AND 5. IF ANY NOMINEE FOR DIRECTOR SHOULD BECOME UNAVAILABLE FOR ELECTION, THIS PROXY WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS MAY BE PROPOSED BY THE BOARD OF DIRECTORS.
                                  (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

PROXIES WILL BE VOTED AS SPECIFIED. WHERE NO SPECIFICATION IS GIVEN, PROXIES WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, 4 AND
5. IF ANY NOMINEE FOR DIRECTOR SHOULD BECOME UNAVAILABLE FOR ELECTION, THIS PROXY WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS MAY BE PROPOSED BY THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

1. ELECTION OF DIRECTORS

                Withhold
FOR  /X/        Authority  /X/        Exceptions*  /X/

for all nominees listed (except as marked)

        M. Becker, G. Cheesbrough, B. Cohn, J. Colman, V. Fash,
        A. Gruber, R. Jeffrey, W. Lyons, J. McWilliams, R. Moore,
        R. Sanborn, W. Shepherd, J. Thorne, R. Ware

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

------------------------------------------------------------------------------


2. APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION. A proposal to amend Article IV of the Restated Certificate of Incorporation to increase the number of shares of Common Stock, par value $1.00 per share, which the Company is authorized to issue from 30,000,000 to 50,000,000 shares.

For  /X/        Against  /X/        Abstain  /X/


3. APPROVAL OF EQUITY INCENTIVE PLAN. A proposal to approve the Equity Incentive Plan.

For  /X/        Against  /X/        Abstain  /X/


4. APPROVAL OF AMENDMENTS TO STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. A proposal to approve amendments to the 1994 Stock Option Plan for Non-Employee Directors to increase the number of authorized shares and increase the number of options to be awarded on an annual basis.

For  /X/        Against  /X/        Abstain  /X/


5. APPROVAL OF AUDITORS. A proposal to ratify the selection of Deloitte & Touche LLP, independent certified public accountants, as auditors for the Company for the year 1997.


For  /X/        Against  /X/        Abstain  /X/


I PLAN TO ATTEND THE MEETING                 /X/


6. Upon such other business as may properly come before the meeting, or any adjournments thereof.


The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement for such meeting and Annual Report of the Company in 1996.

NOTE: Please sign exactly as your name appears hereon. All joint owners must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title for each. If a corporation, please sign in corporation name by president, vice president or other authorized person. If a partnership, please sign in partnership name by a partner.


DATE                                                                    , 19
    --------------------------------------------------------------------    ----

SIGNATURE(S)
            --------------------------------------------------------------------

PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.       /X/

       VOTING INSTRUCTIONS TO VANGUARD FIDUCIARY TRUST COMPANY AS TRUSTEE
                      UNDER THE ORION CAPITAL CORPORATION
                  EMPLOYEE'S STOCK SAVINGS AND RETIREMENT PLAN

        I hereby direct that at the Annual Meeting of Stockholders of Orion Capital Corporation on May 29, 1997, and at any adjournments thereof, the voting rights pertaining to my pro rata share of Orion Capital Corporation Common Stock held by the Trustee under the Employee's Stock Savings and Retirement Plan shall be exercised in accordance with the Proxy Statement for the election of the persons nominated as directors (unless such authority is withheld as provided on this card) and with respect to all the additional proposals as checked on this card, or if not checked, for such proposals.

                                   (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

PROXIES WILL BE VOTED AS SPECIFIED. WHERE NO SPECIFICATION IS GIVEN, PROXIES WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2, 3, 4 AND
5. IF ANY NOMINEE FOR DIRECTOR SHOULD BECOME UNAVAILABLE FOR ELECTION, THIS PROXY WILL BE VOTED FOR SUCH SUBSTITUTE NOMINEE AS MAY BE PROPOSED BY THE BOARD OF DIRECTORS. THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

--------------------------------------------------------------------------------
1.  ELECTION OF DIRECTORS

    FOR  X        WITHHOLD AUTHORITY  X          EXCEPTIONS*  X

    for all nominees listed (except as marked)

        M. Becker, G. Cheesbrough, B. Cohn, J. Colman, V. Fash, A. Gruber,
        R. Jeffrey, W. Lyons, J. McWilliams, R. Moore, R. Sanborn,
        W. Shepherd, J. Thorne, R. Ware

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
2. APPROVAL OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION. A proposal to amend Article IV of the Restated Certificate of Incorporation to increase the number of shares of Common Stock, par value $1.00 per share, which the Company is authorized to issue from 30,000,000 to 50,000,000 shares.

    FOR   X              AGAINST   X              ABSTAIN   X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
3. APPROVAL OF EQUITY INCENTIVE PLAN. A proposal to approve the Equity Incentive Plan.

    FOR   X              AGAINST   X              ABSTAIN   X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
4. APPROVAL OF AMENDMENTS TO STOCK OPTION PLAN FOR NON-EMPLOYEE DIRECTORS. A proposal to approve amendments to the 1994 Stock Option Plan for Non-Employee Directors to increase the number of authorized shares and increase the number of options to be awarded on an annual basis.

    FOR   X              AGAINST   X              ABSTAIN   X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
5. APPROVAL OF AUDITORS. A proposal to ratify the selection of Deloitte & Touche LLP, independent certified public accountants, as auditors for the Company for the year 1997.

    FOR   X              AGAINST   X              ABSTAIN   X
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
6. Upon such other business as may properly come before the meeting, or any adjournment thereof.
--------------------------------------------------------------------------------

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders, the Proxy Statement for such meeting and Annual Report of the Company for 1996.

PLEASE SIGN AND RETURN THIS CARD PROMPTLY. As to any matters coming before the Meeting (whether or not specifically mentioned above) or which no written direction is received by the Trustee prior to the date of the meeting, and Trustee shall exercise voting rights on your behalf in the same proportions as the Trustee was instructed to vote with respect to the shares for which it received instructions.


DATE            , 19        SIGNATURE(S)
    ------------    ---                  ---------------------------------------

PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

VOTES MUST BE INDICATED
(x) IN BLACK OR BLUE INK.   X